UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KULICKE AND SOFFA INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy statement, if other than the Registrant)

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1005 Virginia Drive, Fort Washington, PA 19034

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 12, 2008

THE ANNUAL MEETING OF SHAREHOLDERS OF KULICKE AND SOFFA INDUSTRIES, INC. (the “Company”) will be held on Tuesday, February 12, 2008, at 4:30 p.m. at the Hilton Garden Inn Fort Washington, 530 Pennsylvania Avenue, Fort Washington, Pennsylvania, for the following purposes:

1.	Election of Mr. Brian R. Bachman as a director to serve until the 2012 Annual Meeting;

2.	Approval of our 2008 Equity Plan;

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2008; and

4.	Transaction of such other business as may properly come before the annual meeting.

The board of directors has fixed the close of business on December 14, 2007 as the record date for the determination of holders of common shares entitled to notice of and to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting, but whether or not you expect to attend the annual meeting in person, we encourage you to vote promptly. You may vote your shares using a toll-free telephone number, over the Internet, or, if you requested a paper copy of the proxy card, by signing and dating it and returning it promptly. If you attend the annual meeting, you may (but do not have to) revoke your proxy and vote in person.

By Order of the Board of Directors
SUSAN WATERS Secretary

January 2, 2008

1005 Virginia Drive, Fort Washington, PA 19034

PROXY STATEMENT

January 2, 2008

The enclosed proxy is solicited by the board of directors of Kulicke & Soffa Industries, Inc. (the “Company”). As permitted by rules recently adopted by the Securities and Exchange Commission, the Company is making its proxy statement and its 2007 Annual Report to Shareholders (which includes the Company’s Annual Report or Form 10-K) available electronically via the Internet. On January 2, 2008, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing the instructions on how to access this proxy statement and our annual report and how to vote online. Shareholders who received the Notice will not receive a printed copy of the proxy materials in the mail. If you would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.

Voting and Revocability of Proxies

Our board of directors has fixed the close of business on December 14, 2007 as the record date for determining the shareholders entitled to vote at our 2008 annual meeting of shareholders. As of the record date, there were 53,297,869 of the Company’s common shares outstanding. Each common share is entitled to one vote on all matters presented at the meeting.

When voting is properly authorized over the Internet or by telephone, or proxies are properly dated, executed and returned, the common shares so represented will be voted at the annual meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the common shares will be voted “FOR” the: (1) election of Mr. Brian R. Bachman as director; (2) approval of our 2008 Equity Plan; and (3) ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2008. A shareholder may revoke a proxy at any time before its use by (1) delivering a later executed proxy or written notice of revocation to the Secretary of the Company, (2) by attending the annual meeting and giving notice of such revocation or (3) granting a subsequent proxy by Internet or telephone. Attendance at the annual meeting does not by itself constitute revocation of a proxy.

The presence of a majority of the common shares entitled to vote at the annual meeting, represented in person or by proxy, constitutes a quorum. If a quorum is present, (i) the nominee for director receiving the highest number of votes cast at the annual meeting will be elected and (ii) the affirmative vote of a majority of the total votes cast by all shareholders entitled to vote at the annual meeting will be required to approve Item 2 and to ratify Item 3. Abstentions, the withholding of authority to vote or the specific direction not to cast a vote, such as a broker non-vote, will not constitute the casting of a vote on any matter. Consequently, Item 2 will be approved and Item 3 will be ratified if more votes are cast “FOR” than “AGAINST” the respective proposals.

How You Can Vote

Shareholders of record may vote by any of the following methods:

•	Voting by internet. The website for internet voting is on the Notice, and voting is available 24 hours a day.

•	Voting by telephone. The toll-free telephone number for voting is on the proxy card.

•

Voting by mail. If you choose to receive a printed copy of the proxy materials, you may vote by mail by marking the proxy card enclosed with the proxy statement, dating and signing it, and returning it in the postage-paid envelope provided.

Shareholders who hold their shares through a broker (in “street name”) must vote their shares in the manner prescribed by their broker.

ITEM 1 – ELECTION OF DIRECTORS

The board of directors has nominated Brian R. Bachman for re-election at the annual meeting to serve until the 2012 annual meeting and until his successor has been duly elected and qualified. Shareholders have the right to cumulate votes in the election of directors (i.e. each shareholder may multiply the number of votes the shareholder is entitled to cast by the total number of directors to be elected and cast the whole number of votes for one candidate or distribute them among some or all candidates) when more than one seat on the board of directors is open. At this time, only one seat on the board of directors is open, and as such, cumulative voting is inapplicable in this election. If Mr. Bachman should be unable to serve as director at the time of the election, the persons named as proxies in the proxy may vote the proxies for any other individual (or individuals, as applicable) as they may choose, unless the board of directors determines that no director should be elected at the annual meeting.

The following table provides information concerning Mr. Bachman, as well as the other directors of the Company, the executive officers of the Company named in the beneficial ownership table below (referred to in the table below as the “Named Executive Officers”), and the executive officers and directors of the Company as a group. Unless otherwise specified, the directors have held the positions indicated (other than directorships) for at least five years. To the knowledge of the Company, each of the persons listed below has sole voting and investment power with respect to their beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934, or the “Exchange Act”) of the Company’s common shares identified in the table below as so owned, unless otherwise indicated.

Name, Age and Occupation	Director Since	Present Term Expires	Common Shares Beneficially Owned On December 3, 2007
			Number(1)		Percent
Director Nominated for Re-Election

Brian R. Bachman (62)	2003	2008	23,247		*

Mr. Bachman is a private investor. From 2000 to 2002, Mr. Bachman served as Chief Executive Officer and Vice Chairman of Axcelis Technologies, which produces equipment used in the fabrication of semiconductors. Mr. Bachman also serves as a director of Keithley Instruments and Ultra Clean Technology.

Continuing Directors

C. Scott Kulicke (58)	1975	2011	1,438,719	(2)	2.70%

Mr. Kulicke has served as the Company’s Chairman of the Board since 1984 and Chief Executive Officer of the Company since 1980.

John A. O’Steen (63)	1988	2010	98,496		*

Mr. O’Steen served as Executive Vice President, Business Development from March 2003 until his retirement in May 2004 of Cornerstone Brands, Inc., a consumer catalog company. From 1998 to 2003, Mr. O’Steen served as Executive Vice President of Cornerstone Brands, Inc. From 1991 to 1998, Mr. O’Steen served as Chairman and Chief Executive Officer of Cinmar, L.P., a mail order catalog company that was acquired by the predecessor of Cornerstone Brands in September 1995. Before that time, Mr. O’Steen served as President, Chief Executive Officer and a director of Cincinnati Microwave, Inc., a manufacturer of electronic products. Mr. O’Steen also serves as a director of Riggs Heinrich Media, Inc.

Name, Age and Occupation	Director Since	Present Term Expires	Common Shares Beneficially Owned On December 3, 2007
			Number(1)	Percent

Garrett E. Pierce (63)	2005	2009	16,996	*

Mr. Pierce has served as Vice Chairman and Chief Financial Officer of Orbital Sciences Corporation, a developer and manufacturer of small rockets and space systems, since April 2002 and as a member of its board of directors since August 2000. Between August 2000 and April 2002, he was Executive Vice President and Chief Financial Officer of Orbital Sciences Corporation. From 1996 until August 2000, Mr. Pierce was Executive Vice President and Chief Financial Officer of Sensormatic Electronics Corp., a producer of electronic surveillance systems, and in July 1998 was also named its Chief Administrative Officer. Before that, Mr. Pierce was the Executive Vice President and Chief Financial Officer of California Microwave, Inc. He has also served as Chief Financial Officer, President and Chief Executive Officer of Materials Research Corporation, acquired by Sony Corporation in 1989. From 1972 to 1980, Mr. Pierce held various management positions with The Signal Companies.

MacDonell Roehm, Jr. (68)	1984	2010	90,496	*

Mr. Roehm is Chairman and Chief Executive Officer of Crooked Creek Capital LLC, a provider of strategic, operational and financial restructuring services, a position he has held since 1998. From September 2002 to April 2003, Mr. Roehm also served as Chief Executive Officer of CH4 Gas Limited, a natural resources company. From 2000 to 2001, Mr. Roehm served as Chairman and Chief Executive Officer of Mackenzie-Childs Ltd., a manufacturer and retailer of furniture and home accessories. Since 1999, Mr. Roehm has served as Chairman of Australian Ventures LLC, a private equity fund. From 1994 until 1998, Mr. Roehm served as Chairman, President and Chief Executive Officer of Bill’s Dollar Stores, Inc., a chain of retail convenience stores. Before that time, he served as Managing Director of AEA Investors, Inc., a private investment firm.

Barry Waite (59)	2003	2011	34,496	*

From May 1998 until his retirement in May 2002, Mr. Waite served as President and Chief Executive Officer of Chartered Semiconductor, a major wafer foundry. From 1982 to 1998, Mr. Waite held positions of increasing responsibility with Motorola Corporation, Semiconductor Products Sector, including Senior Vice President and General Manager, Europe, Middle East and Africa (1997 to 1998) and Senior Vice President and General Manager Microprocessor and Memory Technology Group (1993 to 1997). Mr. Waite also serves as a director of ZETEX PLC and Innovative Micro Technology, and is senior advisor to Investor Growth Capital, an investment fund.

Name, Age and Occupation	Director Since	Present Term Expires	Common Shares Beneficially Owned On December 3, 2007
			Number(1)	Percent
C. William Zadel (64)	1989	2009	80,496	*

In December of 2004, Mr. Zadel retired from Mykrolis Corporation. From August of 2001 until December of 2004, Mr. Zadel was Chairman and Chief Executive Officer of Mykrolis Corporation, a multinational company focused on developing, manufacturing and marketing technically advanced filtration, purification and control products for the global semiconductor industry. Mykrolis is the former microelectronics division of Millipore Corporation. Before becoming Chief Executive Officer of Mykrolis at its separation from Millipore in August 2001, Mr. Zadel was Chairman and Chief Executive Officer of Millipore since April of 1996. Mr. Zadel also serves as a director of Matritech, Inc. and CIRCOR International, Inc.

Name, Age and Occupation	Officer Since	Present Term Expires	Common Shares Beneficially Owned On December 3, 2007
Named Executive Officers
Jagdish (Jack) Belani (54)	1999	—	268,952		*
Senior Vice President of Package Materials and Corporate Marketing and Sales
Maurice E. Carson (50)	2003	—	191,472		*
Senior Vice President and Chief Financial Officer
Christian Rheault (42)	2000	—	109,304		*
Senior Vice President, Equipment
Charles Salmons (52)	1992	—	314,991		*
Senior Vice President, Acquisition Integration
All directors, nominees and executive officers as a group (12 persons)			2,720,379	(3)	5.11%

*	Less than 1.0%

(1)

Includes or consists of shares subject to outstanding options that are currently exercisable or exercisable within 60 days after December 10, 2007 in the following amounts: Mr. Bachman (15,000); Mr. Kulicke (751,332); Mr. O’Steen (69,000); Mr. Pierce (7,500); Mr. Roehm (70,000); Mr. Waite (25,000); Mr. Zadel (69,000); Mr. Belani (268,222); Mr. Carson (188,355); Mr. Rheault (108,975); and Mr. Salmons (301,895).

(2)	Includes shares jointly held with the individual’s spouse in the following amounts: Mr. Kulicke 497,684.

(3)	Includes 1,926,844 shares subject to options that are currently exercisable or exercisable within 60 days after December 3, 2007. See also footnote (1) above.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE ELECTION OF

MR. BRIAN R. BACHMAN AS A DIRECTOR.

ITEM 2 – PROPOSAL TO APPROVE THE 2008 EQUITY PLAN

On November 29, 2007, the board of directors adopted the 2008 Equity Plan (the “2008 Plan”), subject to shareholder approval, because the board believes that having common shares available for the granting of performance stock, restricted stock, stock options and/or other equity-based incentive awards is essential if the Company is to continue to hire, retain and motivate the officers and other employees upon which the Company’s continued success depends. Up to 3,900,000 (Three Million, Nine Hundred

Thousand) of the Company’s common shares (subject to adjustment in the event of stock dividends, stock splits and other similar events) may be issued under the 2008 Plan (all of which may potentially be issued with respect to incentive stock options). The total number of common shares available under the 2008 Plan for stock option awards, however, will be reduced by 1.5 common shares for each share issued pursuant to the 2008 Plan under an award which is not a stock option award. The board of directors anticipates that the 2008 Plan will be sufficient for two annual awards, in fiscal 2009 and fiscal 2010.

If the 2008 Plan is approved by the shareholders, no further authorized but un-issued stock options or other awards will be made under the Company’s existing employee equity award plans, but awards that are currently outstanding but later terminated, cancelled, surrendered or forfeited because of employee terminations may be re-issued in the discretion of the Management Development and Compensation Committee of our board of directors (the “Committee”). The 2007 Equity Plan for Non-Employee Directors is not affected by the adoption of the 2008 Plan.

The following is a summary of the material features of the 2008 Plan, but is qualified in its entirety by reference to the 2008 Plan, a copy of which is included as Appendix A to this proxy statement. You are encouraged to read the 2008 Plan, as well as this summary, in their entirety.

Types of Awards

The 2008 Plan provides for the grant of performance stock awards (“Performance Stock Awards”), time-based vesting restricted stock awards (“Restricted Stock Awards”), options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), options which are not intended to so qualify (“nonqualified stock options”), and other stock-based awards (“Stock-Based Awards,” and collectively with Performance Stock Awards, Restricted Stock Awards and stock options, “Awards”). Awards under the 2008 Plan will be granted at the discretion of the Committee. For a discussion of the Committee’s objectives, criteria and discretion for granting Awards, see Compensation Discussion and Analysis beginning on page 10 of this proxy statement.

Performance Stock. The Committee may grant awards entitling recipients to receive common shares without payment at the end of a specified performance period, but only if specified performance criteria are met.

The Committee has determined that return on invested capital (“ROIC”), combined with revenue growth, are the most useful criteria for measuring management’s effectiveness. As a result, receipt of common shares will be tied to performance relative to ROIC and revenue growth targets, measured over a three-year performance period. The Committee intends to set the ROIC targets relative to the Company’s cost of capital at the time of grant and the revenue growth targets relative to revenue growth at the peer companies included in the Performance Graph in the Company’s 2007 Annual Report to Shareholders (see page 15 below for a list of these peer companies). The Committee intends to set performance targets prior to each award grant under the 2008 Plan so that officers receive the majority of common shares underlying their Performance Stock Awards only if ROIC exceeded the cost of capital and the revenue growth rate was in one of the top two quartiles of peer companies.

Restricted Stock. The Committee may grant awards of common shares (for no consideration), subject to restrictions on the sale, assignment, transfer, pledge, encumbrance and disposal of such shares. Those restrictions will lapse at the time(s) and on service based conditions determined by the Committee. A participant will have voting and dividend rights on these shares before the restrictions lapse.

Incentive Stock Options and Nonqualified Stock Options. The Committee may grant incentive stock options and nonqualified stock options which provide participants the right to purchase a specified number of common shares at a specified price, subject to the particular terms and conditions that are specified by the Committee in connection with the option grant. The exercise price of any option must be at least equal to the fair market value of the Company’s common shares on the date of grant. In addition, under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value of the common shares on the date of grant in the case of incentive stock options granted to any participants holding more than 10% of the voting power of the Company. Options may not be granted for a term in excess of ten years. The 2008 Plan permits participants to pay the exercise price of options: (i) by cash or check, (ii) in a “cashless exercise” through a broker, (iii) by surrender to the Company of common shares previously acquired by the participant, or (iv) any combination of these forms of payment.

Stock-Based Awards. Under the 2008 Plan, the Committee may grant Awards that are valued based upon the value of the Company’s common shares. Such Stock-Based Awards (which will be subject to service conditions and/or the achievement of performance goals) will have terms and conditions (including any purchase price applicable to such a Stock-Based Award) as the Committee may determine and may be paid in common shares or in cash as the Committee may determine. In some countries where the Company has employees, stock awards or stock options to employees are restricted or effectively prohibited by local laws. Stock-Based Awards will be granted only to employees based outside of the United States, in lieu of Performance Stock Awards, Restricted Stock Awards or stock options.

Eligibility to Receive Awards

Officers and certain employees of the Company and its subsidiaries (currently, approximately 715 persons) are eligible to receive Awards under the 2008 Plan. The maximum number of common shares with respect to which Awards may be granted to any participant under the 2008 Plan may not exceed 500,000 common shares in any fiscal year of the Company.

New Plan Benefits

The granting of Awards under the 2008 Plan is discretionary, and the Company cannot now determine the number or type of Awards that may be granted in the future to any particular person or group.

Market Value of Securities

On December 14, 2007, the closing sale price of the Company’s common shares on the NASDAQ Global Market was $6.73.

Administration

The 2008 Plan is administered by the Committee, which has the authority to interpret the plan and to adopt, amend and repeal rules and regulations for its administration. Under the 2008 Plan, the Committee may delegate some of its administrative functions to a plan administrator, and may delegate to the Company’s Chief Executive Officer and/or to other senior officers the authority to grant Awards to employees who are not executive officers of the Company, subject to such conditions or limitations as the Committee may establish.

Subject to any applicable limitations contained in the 2008 Plan, the Committee (or its delegate as described above) may select the recipients of Awards and determine (i) the number of common shares covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options (up to ten years), (iv) the number of common shares subject to any Performance Stock, Restricted Stock or Stock-Based Awards, and (v) the terms and conditions of such Awards, including performance criteria and other conditions for the vesting and purchase of such Awards. The Committee also may reduce a particular Performance Stock Award if it determines that the achievement of the performance goals resulted from unanticipated and unusual events beyond the Company’s control.

The Committee is required to make appropriate adjustments in connection with the 2008 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations and other similar changes in the Company’s capitalization. The 2008 Plan also addresses the consequences of a merger or consolidation of the Company with or into another entity (and similar transactions). In the event of such a transaction, the Committee may terminate all or a portion of any outstanding Awards, if it determines that termination is in the best interests of the Company. If the Committee decides to terminate outstanding options, it will give each participant holding an option to be terminated at least ten days’ advance notice of the termination. Upon such notice, any such option will become fully exercisable and may be exercised before termination of the option. Also, the Committee, in the event of such a transaction, may accelerate, in whole or in part, the vesting of any option, cause the delivery of any performance stock, even if the associated performance goals have not been met, accelerate the date on which any or all Stock-Based Awards become vested and cause the payment of such Awards and/or accelerate, in whole or in part, the vesting of any Restricted Stock.

The 2008 Plan also addresses the consequences of a “Change in Control” of the Company, as defined in the 2008 Plan. Upon a Change in Control, outstanding Awards become fully vested. A Change in Control, as defined in the 2008 Plan, includes (1) an acquisition of voting securities by any person after which such person has beneficial ownership of 50% or more of the voting power of the Company’s outstanding voting securities, (2) the individuals who, as of a date set forth in the plan, were members of the

Company’s board of directors cease for any reason to constitute at least two-thirds of the board of directors (unless the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the original board of directors), (3) approval by the shareholders of a merger or consolidation in which the shareholder immediately before the merger or consolidation do not own at least 50% of the combined voting power of the outstanding voting securities after the merger or consolidation, (4) approval by the shareholders of a complete liquidation or dissolution of the Company or an agreement for the sale or disposition of all or substantially all the assets, (5) acceptance by the shareholders of shares in a share exchange in which the shareholders immediately before the share exchange do not own at least 50% of the combined voting power of the outstanding voting securities after the share exchange.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused common shares covered by such Award will again be available for grant under the 2008 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination of 2008 Plan

No incentive stock options may be granted under the 2008 Plan on or after February 12, 2018 (the ten-year anniversary of the effective date of the 2008 Plan), but incentive stock options granted before that date may extend beyond such date. The board of directors or the Committee may at any time amend, suspend or terminate the 2008 Plan. The following amendments, however, may not be made without our shareholders’ approval: (i) an increase in the maximum number of common shares with respect to which incentive stock options may be granted under the 2008 Plan; (ii) a change in the class of employees eligible to receive incentive stock options under the 2008 Plan; (iii) an extension of the 2008 Plan’s duration with respect to incentive stock options; (iv) an acceleration of vesting of any Award, outside of the context of a merger, consolidation or similar transaction; (v) any amendment to the 2008 Plan requiring shareholder approval under the $1,000,000 deduction limit on compensation in Section 162(m) of the Code; and (vi) any amendment of the 2008 Plan requiring shareholder approval under the rules of the NASDAQ Global Market, or as required under any other applicable law, rule or regulation.

If our shareholders do not approve the adoption of the 2008 Plan, the 2008 Plan will not go into effect, and the Company will not grant any Awards under the 2008 Plan. In such event, the board of directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company, such as higher cash compensation, which may be necessary to attract and retain qualified officers and employees.

Listing and Registration of Shares

We expect that the Company’s common shares issued under the 2008 Plan will be listed on the NASDAQ Global Market. If at any time we determine, in our discretion, that the listing, registration or qualification of common shares issuable under the 2008 Plan on the NASDAQ Global Market or any other securities exchange or under the laws of any jurisdiction or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the operation of the 2008 Plan, or that we or our shareholders or employees should seek to obtain an exemption from any above-listed requirement or to continue any listing, registration, or qualification, then the purchase or grant of common shares under the 2008 Plan may be postponed unless and until the listing, registration, qualification, consent, approval, or action has been effected, obtained or taken under conditions we deem acceptable. In addition, if a recipient acquires common shares under the 2008 Plan, he or she may be required to assure us satisfactorily that he or she is acquiring the common shares for investment and not with a view to distribution.

Federal Income Tax Consequences of Options

The following is a summary of the United States federal income tax consequences that generally will arise with respect to incentive stock options and nonqualified stock options granted under the 2008 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not recognize taxable income upon the grant of an incentive stock option. Moreover, a participant generally will not recognize taxable income on the exercise of an incentive stock option, provided the participant was our employee or that of any of our subsidiary corporations during the entire period from the date of grant of the incentive stock option until not more than three months before the date of exercise (12 months if employment ceased due to permanent and total disability). An amount, generally equal to the excess of the fair market value of the common shares at the time of exercise over the exercise price, however, will be included in the participant’s alternative minimum taxable income in the year of exercise. The employment requirement is waived if a participant should die. Of course, in all of these situations, the incentive stock option itself may provide a shorter exercise period after employment ceases than the periods set forth above. If the employment requirements described above are not met, the participant will be taxed as described below under “Nonqualified Stock Options.”

A participant will recognize income upon the sale of the common shares acquired under an incentive stock option at a profit (if the sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the common shares. If a participant sells the common shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the common shares before satisfying these waiting periods, then a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the common shares for more than one year and otherwise will be short-term. If a participant sells the common shares at a loss (the sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the common shares for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A participant will not recognize taxable income upon the grant of a nonqualified stock option. A participant will recognize ordinary income upon the exercise of a nonqualified stock option in an amount equal to the excess of the fair market value of the common shares at the time of exercise over the exercise price. Upon a sale of the common shares, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the common shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the common shares for more than one year and otherwise will be short-term.

Performance Stock

A participant will not recognize taxable income upon the grant of a Performance Stock Award. If the performance criteria established by the Committee are met and a participant receives shares, a participant will recognize ordinary income upon the delivery of common shares subject to the award in an amount equal to the fair market value of the shares on the date of delivery. Upon a sale of the common shares, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the common shares on the day the shares were delivered. This capital gain or loss will be long-term if the participant has held the common shares for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not recognize taxable income upon the grant of a Restricted Stock Award unless a participant makes a timely election under Section 83(b) of the Code (described below). A participant will recognize ordinary income upon the vesting of his or her shares of restricted stock in an amount equal to the fair market value of the shares on the date of vesting. Upon a sale of the common shares, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the common shares on the day the shares vested. This capital gain or loss will be long-term if the participant has held the common shares for more than one year (measured from the day after the date of vesting) and otherwise will be short-term.

In the event a participant makes a timely election under Section 83(b) of the Code, the participant will be taxed at the date of grant, rather than on the date of vesting. The participant will include the value of the restricted shares as the date of grant in his ordinary income as of such date. Upon a sale of the common shares, the participant will recognize a capital gain or loss equal to the difference between the sales proceeds and the value of the common shares on the day of grant. This capital gain or loss will be long-term if the participant has held the common shares for more than one year (measured from the day after the date of grant) and otherwise will be short-term.

When the Company pays dividends attributable to restricted stock, the participant will recognize ordinary income at the time the dividends are paid to the participant.

Tax Consequences to the Company

There will be no tax consequences to the Company when a Performance Stock Award, a Restricted Stock Award, an incentive stock option or nonqualified stock option is granted. However, the Company will be entitled to a deduction if a participant recognizes ordinary income upon the delivery of common shares with respect to a Performance Stock Award or the exercise of an option. The Company will also be entitled to a deduction if a participant recognizes ordinary income upon the vesting (or grant, if an election under Section 83(b) of the Code is made) of common shares with respect to a Restricted Stock Award.

Section 162(m) of the Code generally limits the extent to which the compensation paid to our chief executive officer, or the person acting in that capacity, and the four highest compensated other executives (collectively, the “Covered Employees”) is deductible by us when the annual compensation for any Covered Employee exceeds $1,000,000 in a taxable year. Compensation for purposes of Section 162(m) includes cash compensation and non-cash benefits paid for services, including with respect to nonqualified stock options, the difference between the exercise price and the market value of the common shares at the time of exercise, subject to some exclusions, and with respect to Performance Stock Awards, the value of the common shares on the date of delivery. However, if the 2008 Plan is approved by our shareholders, the spread on the exercise of nonqualified stock options and the value of common shares delivered with respect to Performance Stock Awards, will not be treated as compensation for purposes of Section 162(m). Thus, we will be entitled to deduct any compensation recognized on common shares delivered with respect to the exercise of the nonqualified stock options granted and delivered with respect to Performance Stock Awards.

Equity Compensation Plans

The following table provides information concerning the Company’s equity compensation plans as of September 29, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	6,375,695	$10.61	4,301,311
Equity compensation plans not approved by security holders (2)	1,161,132	$9.16	654,803
Total	7,536,827	$10.38	4,956,114

(1)	The following equity compensation plans were approved by our shareholders: the 1988 Employee Incentive Stock Option and Non-Qualified Stock Option Plan, as amended; the 1988 Non-Qualified Stock Option Plan for Non-Officer Directors, as amended; the 1994 Employee Incentive Stock Option and Non-Qualified Stock Option Plan, as amended; the 1997 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended; the 1998 Employee Incentive Stock Option and Non-Qualified Stock Option Plan, as amended; the 2001 Employee Incentive Stock Option and Non-Qualified Stock Option Plan, as amended; the 2006 Equity Plan and the 2007 Equity Plan for Non-Employee Directors.

(2)	The Company’s 1999 Nonqualified Employee Stock Option Plan (the “1999 Plan”) is the only current equity compensation plan of the Company that has not been approved by our shareholders. This plan was approved by the board of directors on September 28, 1999 and under the 1999 Plan only employees of the Company and its subsidiaries who are not directors or officers are eligible to receive options. The Committee administers the 1999 Plan. The exercise price of options granted under the 1999 Plan is equal to 100% of the fair market value of the Company’s common shares on the date of grant. Options granted under the 1999 Plan are exercisable at such dates as are determined in connection with their issuance, but not later than ten years after the date of grant. The last options granted under the 1999 Plan were in October 2007.

Additional Equity Compensation Plan Information

As of December 11, 2007, there were 7,981,900 shares subject to issuance upon exercise of outstanding options or awards under all of the Company’s equity compensation plans, at a weighted average exercise price of $9.97, and with a weighted average remaining life of 6 years. As of December 11, 2007, there were 3,219,024 shares available for future issuance under those plans. As of December 11, 2007, there were 1,003,240 performance-based share awards outstanding, all of which are subject to cancellation if performance targets are not met.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE PROPOSAL

TO APPROVE THE 2008 EQUITY PLAN.

ITEM 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2008. The ratification of the appointment of the independent registered public accounting firm by the shareholders is not required by law or by the Company’s By-laws. Traditionally, the Company has submitted this matter to the shareholders for ratification and believes that it is good practice to continue to do so. If a majority of the votes cast on this matter are not cast in favor of the reappointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its appointment.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting to make a statement if he or she so desires and will be available to respond to any appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR RATIFICATION OF THE

APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

Introduction

The purpose of the Compensation Discussion and Analysis section of this proxy statement is to explain to shareholders how and why compensation decisions are made for the executive officers listed in the Summary Compensation Table below (referred to in this section as the “executives” or “executive officers”).

Roles of the Management Development and Compensation Committee of the Board of Directors and the Company’s Officers in Compensation Decisions

The Management Development and Compensation Committee (the “Committee”) of the board of directors is responsible for establishing the Company’s compensation polices, setting base salaries for officers and reviewing and approving the Company’s incentive compensation plans and equity based compensation plans for all eligible employees. Pursuant to the Committee’s charter, it must consist of three independent members of the board of directors. Currently, Brian Bachman (Chair), John O’Steen and C. William Zadel serve as members of the Committee. The Committee annually reviews the Company’s compensation philosophy and polices, the goals and objectives of the Company with respect to executive compensation and the performance of each executive officer, and establishes the executive officers’ compensation. Additionally, the Committee reviews and approves all executive severance arrangements, change of control provisions, inducement grants to new employees, and the amount and form of compensation to be paid to directors for serving on the board of directors and its committees. The Committee meets at least quarterly and all decisions of the Committee must be approved by a majority of its members.

The Committee selected and retained AON Consulting as an independent consultant on compensation issues. The Committee engaged AON Consulting to provide the Committee peer group analysis, survey data and counsel on compensation trends and issues. In 2007, AON Consulting received $43,000 for survey data and compensation consulting services to the Committee. In addition, the Company uses AON for insurance brokerage services, and AON was paid $180,000 those for additional services in 2007.

The Company’s Chief Executive Officer (CEO) and the Vice President, Chief Human Resources Officer consult with the Committee on compensation matters for executive officers (excluding the CEO). Neither the CEO nor any other member of management provides the Committee with suggested levels of compensation for the CEO. The CEO has no role in selecting, and does not communicate with, AON Consulting.

Annually, the CEO and the Vice President, Chief Human Resources Officer provide recommendations to the Committee for specific levels of base salary, and target levels for quarterly cash incentive payments and equity compensation for each executive officer (excluding the CEO). The recommendations are supported by assessments of individual performance, the individual’s potential to contribute to the Company’s success in the future and by the peer group data discussed below. Quarterly cash incentive payments may be made pursuant to the Company’s Officer Incentive Compensation Plan and are based in part on achievement of individual performance objectives. Each quarter, the CEO and the executive officers meet to score each executive officer’s achievement of his performance objectives for the prior quarter and to establish individual performance objectives for the coming quarter.

The Vice President, Chief Human Resources Officer, after consulting with the executive officers, also provides recommendations for the return on invested capital (“ROIC”) and revenue growth performance thresholds to the Committee before performance-based shares are granted at the meeting of the board of directors held each October.

Goals and Objectives of the Compensation Program

The Committee seeks to achieve a pay for performance culture through the Company’s executive compensation program with the following goals:

•	motivate executives to create shareholder value;

•	align the executives’ and shareholders’ interests; and

•	attract, reward and retain high performance executives.

The Committee evaluates the Company’s compensation program at least annually to ensure that compensation provided to key executives is competitive with the compensation packages provided to similarly situated executives in the Company’s peer group, and is motivating executives to take the actions necessary to create shareholder value. The Committee seeks to foster a performance-oriented environment by making a significant portion of each executive’s cash and equity compensation conditioned on the achievement of performance targets that the Committee believes will drive shareholder value creation. These performance targets include return on invested capital, revenue growth and individual objectives that drive achievement of strategic goals.

Design of the Compensation Program

The design of the Company’s executive compensation program has two principal aspects:

•	Establishing an overall total targeted compensation amount that is competitive within our industry; and

•	Establishing for each individual executive the appropriate mix of base salary and cash and equity incentive compensation tied to performance goals and the value of our common stock.

Total Targeted Compensation Amount

The Committee establishes a total targeted compensation amount for each executive officer based on a number of factors, including performance, level of responsibility within the Company, experience, potential to contribute to the Company’s future success in the executive’s current role or in an expanded role, and pay levels for similar positions at peer companies.

The Committee’s starting point in establishing total targeted compensation levels is to determine the appropriate ranges of competitive market compensation so that the Company will be able to effectively compete for high performance executives. The Committee does this by analyzing the executive compensation at peer companies. The Committee considers benchmarking against peer companies to be a necessary point of reference in determining whether the total targeted compensation opportunity offered by the Company will be competitive in the marketplace for executive talent, but the Committee does not believe that peer data should be the determinative factor. For fiscal 2007, the Committee did not establish a targeted percentile of peer group compensation as the basis for setting executive pay. Rather, the Committee retains the discretion as to the weight it assigns peer group data in establishing each executive’s compensation. For fiscal 2007, the Committee benchmarked against a peer group of 22 technology companies to evaluate competitive market compensation. The Committee considers all elements of compensation and benefits that are publicly disclosed by the peer companies. The compensation peer group companies are:

3Com Corp.	LAM Research Corp.
Altera Corp.	MEMC Electronic Materials Inc.
Asyst Technologies, Inc.	Mentor Graphics Corp.
Axcelis Technologies, Inc.	MKS Instruments Inc.
Brooks Automation Inc.	Novellus Systems, Inc.
Credence Systems Corp.	Phototronics Inc.
Cymer Inc.	Tektronix Inc.
Intercil Corp.	Teradyne Inc.
Juniper Networks, Inc.	Varian Semiconductor Equipment Associates, Inc.
KLA-Tencor Corp.	Veeco Instruments Inc.
Kronos Inc.	Wind River Systems Inc.

The Committee selected the compensation peer group, in consultation with its compensation consultant, AON Consulting. The peer companies were selected primarily because the companies are U.S. based technology companies in the same or similar industries as the Company, are similar to the Company in size, and the Committee has concluded that the peer companies are representative of likely competitors with the Company for executives. The Committee periodically reviews the companies comprising the peer group with its compensation consultant and may choose to add or delete companies based on the criteria described above. In fiscal 2007, the Committee made no changes to the peer group that it used in fiscal 2006. The peer group that the Committee uses for compensation benchmarking is different from the peer group included in the stock performance graph in the Company’s 2007 Annual Report to Shareholders. The reason is that some of the Company’s largest competitors, such as ASM Pacific Technology Ltd, Shinkawa Ltd. and BE Semiconductor Industries, N.V., which are included in the stock performance graph, have been replaced in the compensation peer group because they are not U.S. headquartered companies and, consequently, are not primary competitors with the Company for executives.

The Committee also reviews Radford survey data provided by AON Consulting covering approximately 250 technology companies with revenues of $200-399 million and $400-799 million.

Mix of Base Salary, Incentive and Equity Compensation

An executive’s total targeted compensation has three elements:

•	base salary;

•	cash incentive plan; and

•	long term incentives, which have in recent years been equity incentives in the form of performance-based share awards and time-vested stock options.

The Committee selected these three elements because it believes each is necessary or useful in achieving the goals of the executive compensation program: motivating executives to create shareholder value, aligning the executives’ and shareholders’ interests and attracting and retaining high performance executives.

Base Salaries

The Committee believes that it must provide a competitive level of base salary in order to attract and retain executives. Base salaries are set after analyzing the executives’ roles and responsibilities in the Company, the performance of an executive’s business segment or functional group, individual performance, experience, potential for driving the Company’s success in the future and the peer group data discussed above. The Committee has not adopted any formula with specific weightings assigned to the factors discussed above.

Cash Incentive Plan

The Company has a quarterly cash bonus plan called the Officer Incentive Compensation Plan, which the Committee adopted in August 2005 (the “OIC Plan”). The Committee believes that the higher the executive’s level of responsibility and influence within the Company, the smaller the percentage of the executive’s total target cash compensation that should be “locked-in” as base salary. As such, executives with the greatest responsibility and influence over the Company’s results receive higher cash incentive target amounts. The Company’s cash incentive program is designed to align executive pay with financial performance and execution of strategic goals.

For fiscal 2007, the target annual cash incentives were as follows:

Executive	Target Annual Cash Incentive as a % of Base Salary
Mr. Kulicke	100%
Mr. Belani	65%
Mr. Carson	75%
Mr. Rheault	65%
Mr. Salmons	65%

Under the OIC Plan, each quarter, a cash award pool is funded if the Company has net income for the quarter. The Committee sets an ROIC target that is established after evaluating ROIC achieved by the Company’s Stock Performance Peer Group (see page 15). The ROIC target for fiscal 2007 was 30%. The size of the cash award pool is pro-rated based on actual ROIC for the quarter compared to the 30% ROIC target. The size of the cash award pool is calculated as follows:

Actual ROIC Target ROIC (30%)	X	the sum of 100% of OIC Plan target amounts for all eligible employees

Incentive payments are allocated from the pool based on Company, business unit and individual objectives. For fiscal 2007, 90% of each executive officer’s cash bonus was based on Company and business segment performance as measured by ROIC and 10% was based on individual objectives. Examples of individual objectives include market share increases, cost reductions and improved manufacturing yields.1 For an explanation of why the Committee chose ROIC as a performance metric and how we calculate it, see the subsection with the heading “Return on Invested Capital,” below.

Net income and ROIC by quarter for fiscal 2007 were as follows:

Fiscal Quarter	Net Income (Loss) (in thousands)	ROIC
First	$4,173	10.3%
Second	($2,214)	-0.4%
Third	$5,520	11.2%
Fourth	$30,251	46.7%

Quarterly incentive awards to executives under the OIC Plan in fiscal 2007 were as follows:

Name	Q1	Q2	Q3	Q4	Total
Mr. Kulicke	$46,536	$0.00	$49,352	$178,518	$274,407
Mr. Belani	$15,051	$0.00	$12,652	$82,205	$109,909
Mr. Carson	$19,300	$0.00	$21,337	$81,493	$122,131
Mr. Rheault	$11,031	$0.00	$13,462	$98,227	$122,721
Mr. Salmons	$17,727	$0.00	$18,670	$70,288	$106,686

[1]

The Company believes that the specific business segment and individual goals should be treated as confidential business information, the disclosure of which would cause meaningful competitive harm to the Company.

Executives are required to return cash incentive awards to the extent that the relevant performance targets upon which the awards are based are restated or otherwise adjusted in a manner that would reduce the size of the awards.

Equity Incentive Compensation

The Committee believes that the Company’s equity incentive program aligns management’s interests with shareholders because the value of the awards is tied to stock price appreciation and, in the case of performance-based stock awards, to performance goals that closely correlate to long-term shareholder value creation. The Company’s executive officers are currently eligible to receive performance-based shares and time-vested stock options granted under the Company’s equity incentive plans. If executive officers receive equity incentive grants, they are awarded annually at the first regularly scheduled meeting of the Committee in the fiscal year, which is usually held in the first week of October. In addition, newly hired executive officers may receive sign-on grants on the first business day of the calendar month following their hire dates, if approved by the Committee. The Committee may, in its discretion, issue additional equity incentive awards to executive officers if the Committee determines the awards are necessary for retention. In fiscal 2007, the Committee did not issue any equity awards to executive officers, except for the annual grants in the first week of October of fiscal 2007.

In 2006, the Company adopted the following Statement of Practices for equity grants:

Statement of Practice

This Statement of Practice defines the primary terms and conditions for the administration of stock option and performance-based share awards granted to employees and officers under the Company’s equity incentive plans. It includes the following:

1.	Eligibility for awards is limited to those full time individuals employed by the Company or a direct or indirect subsidiary of the Company. Contractors and temporary employees are not eligible to receive awards.

2.	Subject to Paragraph 5 below, awards are only made annually. Annual awards are (other than with respect to the Chief Executive Officer) based on recommendations made by the Company’s management and awards are reviewed and granted by the Committee.

3.	Annual awards are approved and priced at the Committee meeting that takes place in early October each year. The date of the meeting will vary based on travel schedules of management and the board of directors, but it is generally held on the first Tuesday in October. Meeting dates are established and published approximately one year in advance by the Corporate Secretary.

4.	The exercise or strike price for stock option awards is the closing price for the Company’s common stock as reported by NASDAQ at 4:00 p.m. Eastern time on the day the Committee grants the stock options.

5.	Inducement grants or sign-on options to newly hired employees and officers may be made only on the first business day of the calendar month following the respective employee’s hire date. The Committee has delegated authority to the CEO to approve inducement stock options for newly hired employees (not officers). The strike price is the closing price for the Company’s common stock as reported by NASDAQ at 4:00 p.m. Eastern time on the day the grants are awarded. The total number of shares authorized for use by the CEO for this purpose during the fiscal year is set at the October Committee meeting.

6.	Inducement grants to newly hired officers require specific pre-approval by the Committee.

7.	All exercises are initiated through Fidelity stock plan services. Employees may “exercise and hold,” initiate a cashless exercise, or pay for the exercise by a “swap” of currently owned shares, subject to the terms of the relevant equity award plan. The Company does not provide loans nor facilitate loans for the exercise of stock options.

On October 2, 2006 and on October 2, 2007, the Company granted performance-based share awards and stock options to eligible employees, including each of its executive officers. The majority of those equity incentive awards to executive officers were performance-based share awards, and the balance were time-vested stock option awards.

The performance-based share awards entitle the executive officers to receive common shares of the Company on the three-year anniversary of the grant date, if ROIC and revenue growth targets set by the Committee on the date of grant are met. The Committee sets ROIC objectives after considering the Company’s weighted average cost of capital. The Committee sets revenue targets relative to the actual revenue growth of peer companies during the performance period. Executive officers will not receive the majority of shares underlying the performance-based share awards unless the Company’s ROIC exceeds its weighted average cost of capital and revenue growth is in one of the top two quartiles of the peer companies during the applicable three-year measurement period. The purpose of these grants is to align management and shareholder interests as measured by ROIC, revenue growth and the stock market’s assessment of the Company’s performance.

The number of equity awards granted to each participant is determined based on the executive’s level of responsibility and influence over the Company’s results, performance, potential to contribute to the Company’s future success and award values for executives in the compensation peer group determined by the Committee as discussed above. The extent of existing options or stock ownership is not generally considered in granting equity awards, except that the Company sometimes grants an initial round of equity awards to newly recruited executives to align their compensation with the shareholders’ interests from the start of employment.

Executive officers are required to return equity incentive awards to the extent that the relevant performance targets upon which the awards are based are restated or otherwise adjusted in a manner that would reduce the size of the awards.

For purposes of setting the ROIC targets for the 2006 performance-based share awards, the Company calculated its weighted average cost of capital at 17%. For the 2007 grant, the Company calculated its weighted average cost of capital at 15%.

For purposes of calculating peer group revenue growth for the 2006 and 2007 performance-based share awards, the Committee uses the peer group included in the stock performance graph in the Company’s Annual Report to Shareholders (“Stock Performance Peer Group”), not the peer group that the Company benchmarks against for compensation purposes (“Compensation Peer Group”)1.

The Stock Performance Peer Group is:

Asyst Technologies, Inc.	LAM Research Corp.
ASM Pacific Technology Ltd.	LTX Corp.
BE Semiconductor Industries, N.V.	Novellus Systems, Inc.
Brooks Automation Inc.	Shinkawa Ltd.
Cohu, Inc.	Teradyne Inc.
Credence Systems Corp.	Ultratech Inc.
Cymer Inc.	Veeco Instruments Inc.
KLA-Tencor Corp.	Varian Semiconductor Equipment Associates, Inc.

Using ROIC and revenue growth to establish thresholds for performance-based share awards at the end of the relevant three-year performance periods, the Committee adopted the following award grids:

October 2, 2006 Performance-based Share Award Grid

ROIC (% Achieved Over the 3-year Measurement Period)

Revenue Growth	<5%	5-9%	9-15%	15-17%	17%+
Fourth (Top) Q	0%	25%	45%	50%	100%
Third Q	0%	15%	35%	45%	95%
Second Q	0%	5%	30%	35%	50%
First (Bottom) Q	0%	0%	25%	30%	45%

October 2, 2007 Performance-based Share Award Grid

ROIC (% Achieved Over the 3-year Measurement Period)

Revenue Growth	<2%	2-6%	6-12%	12-15%	15%+
Fourth (Top) Q	0%	25%	45%	50%	100%
Third Q	0%	15%	35%	45%	95%
Second Q	0%	5%	30%	35%	50%
First (Bottom) Q	0%	0%	25%	30%	45%

[1]

For a discussion of the difference between the Stock Performance Peer Group and the Compensation Peer Group, see page 12 above. The Committee believes that revenue growth should be compared to our industry competitors, not to the compensation peer group of U.S.-based technology companies who compete with the Company for executives.

The award grids can be further explained by way of examples: (i) if at the end of the three year performance period ending September 30, 2009, the Company’s revenue growth compared to the peer companies was in the first quartile (bottom quartile) and ROIC was 14%, the executives would “vest” 25% of performance-based shares under the October 2, 2006 performance-based share grant; and (ii) if at September 30, 2009, the Company’s revenue growth was in the third quartile and ROIC was 16%, the executives would “vest” 45% of the performance-based shares under the October 2, 2006 performanced-based share grant. The remaining performance-based share awards would be cancelled.

The Committee believes, based on historical performance data, 100% vesting of performance-based share awards will be difficult for the executives to achieve. Executives would not have achieved 100% vesting under the performance-based share award thresholds currently in place in any three-year period in the previous six fiscal years.

Return on Invested Capital

The Committee believes that ROIC is a useful measure of management’s effectiveness because it measures how much capital management invested in the Company’s operations in order to generate the Company’s earnings (before depreciation and amortization). Stated another way, ROIC is a measure of the investment return management generated on the capital invested in the Company’s business. The Committee also believes that ROIC closely correlates to long-term shareholder value creation. For these reasons, much of management’s total targeted cash and equity incentive compensation is dependent upon achievement of ROIC targets. The Company calculates ROIC as follows:

Operating Income (+ depreciation and amortization)

Total Assets less Current Liabilities 1

[1]	Only the first $75 million of cash is used for the ROIC calculation, which management estimates is the Company’s minimum operating cash requirement. Other companies may calculate ROIC differently.

Revenue Growth

Revenue growth is included as a performance metric because the Committee also believes that shareholder value is correlated with profitable revenue growth. By combining revenue growth with ROIC, management is rewarded only for profitable growth.

Other Compensation

The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of Company matching contributions to the executive officers’ 401(k) accounts and the taxable value of certain life insurance benefits. Executive officers did not receive any other compensation, perquisites or other personal benefits or property from the Company. The Committee believes that perquisites such as automobile programs can make executive compensation less transparent to shareholders; consequently, no such perquisites are offered to executives.

Chief Executive Officer Compensation

The Committee uses the same factors in determining the compensation of the Chief Executive Officer as it does for the other executive officers. The Committee considers CEO compensation at the Compensation Peer Group as a starting point for determining competitive compensation. The Committee then establishes Company performance objectives for the CEO and periodically assesses the performance of the CEO in consultation with the independent directors. The Committee also evaluates how much the CEO should be compensated in relation to the other Company executives, but the Committee has not adopted any formula limiting the level of CEO compensation as compared to other executives. In 2007, the CEO was paid 1.92 times the median total compensation for the other executive officers. Based on the CEO’s level of responsibility, experience, and the Company’s performance, the Committee determined that the CEO’s pay was appropriate in absolute terms and as compared to the other executive officers. The Chief Executive Officer is paid more than the other executives because he has the broadest responsibility and accountability in ensuring the success of our business. This is consistent with our philosophy of tying compensation to level of responsibility and influence over the Company’s results and performance.

For fiscal 2007, the Committee did not increase the CEO’s base salary or incentive cash compensation target from fiscal 2006 levels.

Compensation Committee Discretion

The Committee has discretion in allocating between long-term and current compensation and cash and non-cash compensation. The Committee also has discretion in the granting of cash incentive awards and performance-based share awards and can “vest” certain awards to executive officers, at its discretion, even if specific goals are not achieved. In fiscal 2007, the Committee did not grant or vest any awards to executives where the goals established prior to the relevant performance periods were not achieved.

Tax and Accounting Considerations

The Committee is mindful of the potential impact upon the Company of Section 162(m) of the Internal Revenue Code (the “Code”), which prohibits public companies from deducting certain executive remuneration in excess of $1,000,000. While reserving the right of the Company to offer such compensation arrangements as may from time to time be necessary to attract and retain top-quality management, the Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m) of the Code.

SUMMARY COMPENSATION TABLE

For a discussion of the Management Development and Compensation Committee’s objectives, discretion and criteria for setting compensation, see Compensation Discussion and Analysis beginning on page 10 of this proxy statement.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)[1]	Stock Awards ($)	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value3 and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[4] ($)	Total ($)
C. Scott Kulicke, Chairman of the Board and Chief Executive Officer	2007 2006	528,779 528,782	— —	123,258 —	288,204 310,912	274,408 561,429	48,294 14,364	40,562 14,564	1,303,505 1,430,051

Jagdish (Jack) G. Belani, Senior Vice President of Package Materials and Corporate Marketing and Sales	2007 2006	299,999 298,385	— —	66,626 —	135,809 149,991	109,909 209,457	— —	5,953 9,395	618,296 667,228

Maurice E. Carson, Senior Vice President and Chief Financial Officer	2007 2006	308,540 289,231	— 35,000	76,620 —	162,043 260,949	122,131 230,736	— —	8,802 7,977	678,136 823,893

Christian Rheault, Senior Vice President, Equipment	2007 2006	260,491 240,000	— —	73,289 —	30,529 36,098	122,721 120,333	— —	7,429 7,575	494,459 404,006

Charles Salmons, Senior Vice President, Acquisition Integration	2007 2006	314,997 318,192	— —	64,960 —	164,535 196,885	106,686 202,062	19,162 2,673	28,054 15,980	698,394 735,792

[1]

In fiscal 2006, the Management Development and Compensation Committee awarded Mr. Carson a cash bonus payment for his role in successfully divesting the Company’s test business. Except for the foregoing, no cash payments were made other than salary and amounts paid under the Company’s Officer Incentive Compensation Plan listed in the column entitled “Non-Equity Incentive Plan Compensation.”

[2]

The amounts included in the “Option Awards” column are the amounts of compensation cost recognized by the Company in fiscal 2006 and 2007 related to performance-based stock awards and stock option awards, as described in Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 8 to the Company’s 2006 Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006 and Note 9 to the Company’s 2007 Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended September 29, 2007. The actual value realized by the executive officers with respect to performance-based and stock option awards is likely to be higher or lower. Actual values for performance-based stock awards will depend on achievement of performance targets and the market value of Company’s common stock on the date it is sold, and with respect to option awards, will depend on the difference between the market value of the Company’s common stock on the date the option is exercised and the exercise price.

[3]	Amounts are change in pension value. There were no non-qualified deferred compensation earnings. The Company has no deferred compensation plans.

[4]	Consists of the value of 401(k) matching contributions and the taxable value of life insurance benefits. Executive officers do not receive any other prerequisites, personal benefits or property.

GRANTS OF PLAN-BASED AWARDS

FISCAL 2007

For a discussion of the Company’s plan-based awards and the Management Development and Compensation Committee’s objectives, discretion and criteria for granting awards, see Compensation Discussion and Analysis beginning on page 10 of this proxy statement.

No awards were made in fiscal 2007 under the Company’s non-equity incentive compensation plan (the “Officer Incentive Compensation Plan”) that will result in future pay-outs. The following table shows all plan-based awards granted to the executive officers during fiscal 2007. The stock awards identified in the table are also reported in the Outstanding Equity Awards Table at Fiscal Year-End, which follows this table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
C. Scott Kulicke	10/3/06	—	—	—	—	—	102,000	—	—	8.50
Jagdish (Jack) G. Belani	10/3/06	—	—	—	—	—	52,666	—	—	8.50
Maurice E. Carson	10/3/06	—	—	—	—	—	60,566	—	—	8.50
Christian Rheault	10/3/06	—	—	—	—	—	57,900	—	—	8.50
Charles Salmons	10/3/06	—	—	—	—	—	51,349	—	—	8.50

[1]

Awards under the Officer Incentive Compensation Plan are paid at the end of each fiscal quarter based on performance metrics for the quarter, as described above in Compensation Discussion and Analysis. See page 13. There are no future payouts under the Officer Incentive Compensation Plan Awards for fiscal 2007. The total amounts of these awards for fiscal 2007 are reported above in the Summary Compensation Table in the column entitled Non-Equity Incentive Plan Compensation.

[2]

Represents maximum number of shares that will be awarded if all performance-based share awards are earned at the end of the performance period in October of 2009, and total shares underlying options awarded in fiscal 2007. The minimum number of performance-based shares that could be awarded is zero. The performance targets and resulting awards are disclosed above in Compensation Discussion and Analysis.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR-END

The following table shows all outstanding equity awards held by the executive officers at September 29, 2007, the last day of fiscal 2007. The amounts reported under the “Stock Awards” column are included in the Summary Compensation Table under “Stock Awards” to the extent included in the amount of compensation cost recognized by the Company in fiscal 2007 for financial statement reporting purposes, as calculated in accordance with FAS 123(R). The stock awards reported in the Grants of Plan-Based Awards in fiscal 2007 above are also reported in this table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
C. Scott Kulicke	150,600	—	—	$6.72	9/18/2008	—	—	74,000	627,520
	95,400	—	—	$12.94	9/28/2009	—	—	—	—
	110,600	—	—	$14.38	10/19/2010	—	—	—	—
	111,500	—	—	$16.12	11/20/2011	—	—	—	—
	81,000	—	—	$2.95	10/3/2012	—	—	—	—
	76,000	—	—	$12.05	10/7/2013	—	—	—	—
	116,899	58,101	—	$7.14	10/29/2014	—	—	—	—
	9,333	18,667	—	$8.50	10/3/2016
Jagdish (Jack) G. Belani	30,000	—	—	$11.16	5/21/2009	—	—	40,000	339,200
	31,200	—	—	$12.94	9/28/2009	—	—	—	—
	35,196	—	—	$14.38	10/19/2010	—	—	—	—
	43,000	—	—	$16.12	11/20/2011	—	—	—	—
	31,000	—	—	$2.95	10/3/2012	—	—	—	—

	31,000	—	—	$12.05	10/7/2013	—	—	—	—
	50,099	24,901	—	$7.14	10/29/2014	—	—	—	—
	2,501	2,499	—	$8.51	12/13/2014	—	—	—	—
	4,222	8,444	—	$8.50	10/3/1016
Maurice E. Carson	100,000	—	—	$12.23	9/15/2013	—	—	46,000	390,080
	83,500	41,500	—	$7.14	10/29/2014	—	—	—	—
	4,855	9,711	—	$8.50	10/3/2016	—	—	—	—
Christian Rheault	9,000	—	—	$12.94	9/28/2009	—	—	44,000	373,120
	17,000	—	—	$14.38	10/19/2010	—	—	—	—
	21,000	—	—	$16.12	11/20/2011	—	—	—	—
	17,000	—	—	$2.95	10/3/2012	—	—	—	—
	20,000	—	—	$12.05	10/7/2013	—	—	—	—
	21,342	10,608	—	$7.14	10/29/2014	—	—	—	—
	4,633	9,267	—	$8.50	10/3/2016	—	—	—	—
Charles Salmons	40,880	—	—	$6.72	9/18/2008	—	—	39,000	330,720
	27,800	—	—	$12.94	9/28/2009	—	—	—	—
	41,600	—	—	$14.38	10/19/2010	—	—	—	—
	42,000	—	—	$16.12	11/20/2011	—	—	—	—
	31,000	—	—	$2.95	10/3/2012	—	—	—	—
	41,000	—	—	$12.05	10/7/2013	—	—	—	—
	83,499	41,501	—	$7.14	10/29/2014	—	—	—	—
	4,116	8,233	—	$8.50	10/3/2016	—	—	—	—

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2007

The executive officers did not exercise stock options or vest stock awards in fiscal 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
C. Scott Kulicke	—	—	—	—
Jagdish (Jack) G. Belani	—	—	—	—
Maurice E. Carson	—	—	—	—
Christian Rheault	—	—	—	—
Charles Salmons	—	—	—	—

PENSION BENEFITS

FISCAL 2007

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
C. Scott Kulicke, Chairman of the Board and Chief Executive Officer	Kulicke and Soffa Industries, Inc. Defined Non-Contributory Retirement Income Plan	23.25	422,300	—
Jagdish (Jack) Belani, Senior Vice President, Package Materials and Corporate Marketing and Sales	—	—	—	—
Maurice E. Carson, Senior Vice President and Chief Financial Officer	—	—	—	—
Christian Rheault, Senior Vice President, Equipment	—	—	—	—
Charles Salmons, Senior Vice President, Acquisition Integration	Kulicke and Soffa Industries, Inc. Defined Non-Contributory Retirement Income Plan	18.25	122,800	—

Pension Plan

The Company had a non-contributory defined benefit pension plan, the Kulicke and Soffa Industries, Inc. Defined Non-Contributory Retirement Income Plan (the “Plan”), which covered substantially all of its U.S. employees who were employed on September 30, 1995. Effective December 31, 1995, benefit accruals under the Plan were frozen. Retirement benefits under this pension plan were determined under a formula based on length of service and average compensation in the three consecutive calendar years during the ten year period ended December 31, 1995, producing the highest average compensation (subject to certain Internal Revenue Code limits). Compensation for accruals earned before October 1, 1994 included all salary or wages which are reportable to the Internal Revenue Service on Form W-2; compensation for accruals after October 1, 1994 included only base salary or wages, commissions, incentive pay, overtime pay and short-term disability pay. Unreduced benefits were available upon retirement at age 65 with reduced early retirement benefits available beginning after age 55. In February 2007, the Company’s board of directors approved the termination of the Plan. During fiscal 2007, the Company sought the necessary government approvals to transfer the Plan’s assets and obligations to an insurance carrier. The Company expects the Plan termination to be completed in fiscal 2008. Participant benefits will not be adversely impacted by this termination. The Number of Years of Credited Service included service with the Company through December 31, 1995, the plan freeze date. Total years of service for Mr. Kulicke were 35 years, and for Mr. Salmons, 30 years. The Present Value of Accumulated Benefit under the Plan was determined as of September 29, 2007 using the following assumptions: discount rate of 6.15%; the 1994 Group Annuity Mortality Table with MetLife modifications and projections; and retirement assumed to occur according to MetLife’s probability distribution model, with an average assumed retirement age of 63.

Employment Agreements, Severance and Change in Control Arrangements

Officer Severance Pay Policy

The Company’s Officer Severance Pay Policy (the “Policy”) provides for severance payments and benefits to executive officers of the Company whose employment is terminated by the Company without “Cause” or by reason of disability and to any officer who voluntarily terminates his or her employment for “Good Reason.” For purposes of this policy, “Cause” means (i) theft or embezzlement, (ii) indictment for a felony, (iii) material breach of the Company’s Code of Ethics, Code of Business Conduct or any written agreement between the Company and the officer, (iv) any act of dishonesty or misconduct (whether in connection with responsibilities as an officer or otherwise) that either substantially impairs the Company’s business, goodwill or reputation or substantially compromises the officer’s ability to represent the Company with employees, customers, investors, or the public, or (v) failure to perform assigned lawful duties in a satisfactory manner after the notice and cure periods provided in the policy. “Good Reason” means, without the officer’s consent, (i) any substantial diminution in the position or authority of the officer which is inconsistent with the officer’s then current position or authority, (ii) reduction of the officer’s base salary (other than a percentage reduction applicable to all other officers) or exclusion of the officer from compensation or benefit plans made available to other officers in his or her salary grade, (iii) any requirement by the Company that the officer relocate his or her primary office or location to any office or location more than 30 more miles away from the officer’s then current primary residence (except in connection with termination of expatriate assignments), (iv) termination of the Officer Severance Pay policy, (v) amendment or modification of such policy that materially and adversely affects the officer’s rights thereunder, or (vi) failure by any successor to the Company to expressly adopt such policy. The severance payments and benefits under the policy are as follows:

•

An amount equal to six months of base salary as of the last day of such officer’s employment, less certain deductions. However, if the officer enters into a general release in favor of the Company, the Company will instead pay an amount equal to 18 months base salary.

•

Severance payments will be paid as follows: (i) six months after the officer’s last day of employment, the officer will receive a lump sum payment equal to six months base salary and (ii) thereafter, the officer will receive salary continuation on such officer’s regularly scheduled pay dates for 12 months.

•

Continuation of participation in medical, prescription drug, dental, and vision benefit programs for 6 months after the last day of the officer’s employment (or for an aggregate of 18 months if the officer had delivered the general release). Participation would be at the same rate of premium payment by the officer applicable to current employees.

•

Continuation of eligibility to participate in Company life insurance program to a maximum of six months after the last day of the officer’s employment, subject to the agreement of the life insurance provider.

•

Vesting of stock options stops on the last day of the officer’s employment and the former officer has three months after such date to exercise vested stock options, unless different terms apply under the applicable stock option plan(s). Any entitlement to performance share awards would be determined in accordance with the terms of the applicable plan. If the applicable three-year performance period has not ended, employees who are eligible to retire under the 2006 Equity Plan are eligible to receive a portion of the performance share award based on the portion of the three-year performance period completed. Messrs. Kulicke, Belani and Salmons would be eligible to retire based on their years of service and ages.

•

An officer would be eligible for a quarterly cash incentive award for a fiscal quarter (if awards are granted) under the Company’s OIC Plan only if the officer’s last day of employment is on or after the last day of such fiscal quarter.

Under the Policy, the Company will not pay any severance payment or benefit of any kind to an officer terminated by the Company in connection with a divestiture of a business of the Company if the officer receives an offer of employment from the purchaser (or an affiliate of the purchaser) which includes target annual cash compensation of at least 90% of his or her targeted annual cash compensation at the Company on the last day of employment. For purposes of this calculation, the Company target annual cash compensation does not include any special bonus or other amount payable or paid to the officer in connection with the disposition of the of the divested business, if any. The Management Development and Compensation Committee may pay additional severance to an executive officer if the Management Development and Compensation Committee determines that an additional payment is in the Company’s best interests.

If the executive officers had been terminated on September 29, 2007, the maximum severance amounts due to them under the Policy would have been: Mr. Kulicke, $793,173; Mr. Belani, $450,000; Mr. Carson, $468,000; Mr. Rheault, 403,200; and Mr. Salmons, $472,500.

SEVERANCE AND EQUITY COMPENSATION IF TERMINATED (NO CHANGE IN CONTROL)

The following table presents maximum payment amounts under the Officer Severance Policy and the values of equity awards under the Company’s equity plans for executive officers had they been terminated without cause or resigned for good reason on September 29, 2007 (outside of the context of a change in control).

Name	Severance Policy ($)[1]	Performance- based Share Awards ($)[2],3	Stock Options ($)[3],4	Total ($)
C. Scott Kulicke	793,173	209,173	947,637	1,949,983
Jagdish (Jack) G. Belani	450,000	113,067	271,930	834,997
Maurice E. Carson	468,000	—	83,918	551,918
Christian Rheault	403,200	—	109,928	513,128
Charles Salmons	472,500	110,240	393,310	976,050

[1]	Amounts equal 18 months base salary, payable beginning 6 months after termination of employment.

[2]

Performance-based stock awards can vest in part before the end of a three-year performance period if the executive is retirement-eligible under the 2006 Equity Plan; however, shares would not be awarded until the end of the performance period. Messrs. Kulicke, Belani and Salmons are retirement-eligible. Values assume achievement of performance goals resulting in 100% vesting of performance-based shares.

[3]	Value of shares and options is based on closing price of $8.48 on NASDAQ on September 28, 2007.

[4]	Stock options vest 100% upon a termination of employment for retirement-eligible employees. Messrs. Kulicke, Belani and Salmons are retirement-eligible.

Change in Control Arrangements

The Company has Termination of Employment Agreements with its executive officers which provide that in the event of certain changes in management (defined below) not approved by at least two-thirds of the incumbent board of directors, the officer who is a party to such agreement and whose employment terminates, other than voluntarily or for cause, within 18 months after such change in control, will be entitled to severance pay equal to the lesser of a specified number of months’ target total cash compensation (base salary plus incentives) for the year in which the change in management occurs or $10 less than the amount which would subject the officer to excise tax with respect to such payment under Section 4999 of the Code or would make payment thereof non-deductible by the Company under Section 280G of the Code. For the purposes of the agreement, change in management includes an acquisition of voting securities by any person after which such person has beneficial ownership of 50% or more of the voting power of outstanding voting securities or the individuals who, as of a December 18, 2000, were members of the Company’s board of directors cease for any reason to constitute at least two-thirds of the board of directors (unless the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the original board of directors). These agreements are all currently scheduled to expire on December 31, 2008, unless extended. The executive officers’ Termination of Employment Agreements provide for payment of the following number of months’ target total cash compensation: Mr. Kulicke, 30 months, and Messrs. Belani, Carson, Rheault, and Salmons, 18 months. Severance payments under the Termination of Employment Agreement are in lieu of any other rights to severance pay that the officer may have at the time a change in management occurs. The total termination pay provided is fixed on the date of the officer’s termination. Severance payments would not begin until six months after the executive’s termination of employment.

Under the proposed 2008 Equity Plan, the 2006 Equity Plan, the 2001 Employee Stock Option Plan (“2001 Plan”), the 1998 Employee Stock Option Plan (“1998 Plan”) and the 1994 Employee Stock Option Plan (“1994 Plan”), in the event of a change in control of the Company, all outstanding options become fully vested and exercisable. For the purposes of these plans, a change in control includes: (1) an acquisition of voting securities by any person after which such person has beneficial ownership of 50% or more of the voting power of the Company’s outstanding voting securities, (2) the individuals who, as of a date set forth in the applicable plan, were members of the Company’s board of directors cease for any reason to constitute at least two-thirds of the board of directors (unless the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the original board of directors), (3) approval by the shareholders of a merger or consolidation in which the shareholders immediately before the merger or consolidation do not own at least 50% of the combined voting power of the outstanding voting securities after the merger or consolidation, (4) approval by the shareholders of a complete liquidation or dissolution of the Company or an agreement for the sale or disposition of all or substantially all the assets, (5) acceptance by the shareholders of shares in a share exchange in which the shareholders immediately before the share exchange do not own at least 50% of the combined voting power of the outstanding voting securities after the share exchange. Under the Company’s 2006 Equity Plan, all outstanding options, performance stock and share unit awards become fully vested upon a change of control. Upon vesting, the Management Development and Compensation Committee of the board of directors will cause the delivery of the shares attributable to the performance stock and shall cause the payment of the share unit awards.

Under the Company’s 1997 Non-Qualified Stock Option Plan for Non-Employee Directors (the “1997 Director Plan”), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the common shares subject to his or her outstanding options less the amount which would be required to exercise such options. Under the Company’s 1988 Plan and 1988 Non-Qualified Stock Option Plan for Non-Officer Directors (the “1988 Director Plan”), if the Company is a party to any merger in which it is not the surviving entity, or any consolidation or dissolution, all outstanding options will terminate and the optionee will receive, in cash, from the Company an amount equal to the fair market value of the common shares subject to then exercisable options less the amount which would be required to exercise such options.

SEVERANCE AND EQUITY COMPENSATION IF TERMINATED AFTER CHANGE IN CONTROL

The following table presents maximum payment amounts under the Termination of Employment Agreement, and the values of equity awards under the Company’s equity plans for executive officers had they been terminated on September 29, 2007 after a change in control.

Name	Termination of Employment Agreement ($)[1]	Performance- based Share Awards ($)[2,3]	Stock Options ($)[2,3]	Total ($)
C. Scott Kulicke	2,643,910	654,160	947,637	4,245,707
Jagdish (Jack) G. Belani	742,500	353,600	271,930	1,368,030
Maurice E. Carson	819,000	406,640	167,500	1,393,140
Christian Rheault	665,280	388,960	128,850	1,183,090
Charles Salmons	779,625	344,760	393,310	1,517,695

[1]

Amounts equal 18 months total targeted cash compensation for Messrs. Belani, Carson, Rheault and Salmons and 30 months total targeted cash compensation for Mr. Kulicke, payable beginning 6 months after termination of employment.

[2]	Performance-based stock awards and stock options vest 100% upon a change in control.

[3]	Value of shares and options is based on the closing share price of $8.48 on NASDAQ on September 28, 2007.

COMPENSATION OF DIRECTORS

The following table presents all compensation paid to our directors at September 29, 2007, the last day of fiscal 2007. Mr. Kulicke is not paid any additional compensation for serving as a director.

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation on ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Brian R. Bachman	46,000	59,992	66,317	—	—	—	172,309
John A. O’Steen	40,000	59,992	67,485	—	—	—	167,477
Garrett E. Pierce	47,000	59,992	43,949	—	—	—	150,941
MacDonald Roehm, Jr.	57,500	59,992	67,485	—	—	—	184,977
Barry Waite	49,000	59,992	67,485	—	—	—	176,477
C. William Zadel	48,000	59,992	67,485	—	—	—	175,477

1.

The amounts included in the “Stock Awards” and “Option Awards” column are the amounts of compensation cost recognized by the Company in fiscal 2007 related to stock awards and stock options in fiscal 2007 and prior years, as described in Statement of Financial Accounting Standards No. 123R. For a discussion of valuation assumptions, see Note 9 to the Company’s 2007 Consolidated Financial Statements included in the Company’s annual report on Form 10-K for the year ended September 29, 2007.

During fiscal 2007, directors who were not officers of the Company received a quarterly retainer of $5,000, plus $2,000 for each meeting of the board of directors attended in person and $1,000 for each telephone meeting of the board of directors attended. Committee Chairmen were paid an additional annual retainer of $5,000, and committee members were paid $1,000 for each committee meeting. Mr. Roehm received an additional annual retainer of $5,000 for serving as lead independent director. Directors are paid $1,000 for each executive session not held on the date of a board meeting. Directors received options to acquire 10,000 common shares upon joining the board of directors, with an exercise price equal to the fair market value on the grant date.

Beginning in fiscal 2007, pursuant to the 2007 Equity Plan for Non-employee Directors (the “2007 Non-employee Director Plan”), in lieu of stock option grants, directors receive grants of common shares under the 2007 Non-employee Director Plan, which are subject to the stock ownership guidelines described below. Under the 2007 Non-employee Director Plan, each non-employee director is granted a number of common shares closest in value to, without exceeding, $30,000 upon his or her initial election to the board of directors and on the first business day of each calendar quarter while serving on the board of directors.

The following stock ownership guidelines apply to the Non-Employee Directors:

•	Each non-employee director should beneficially own common shares of the Company with an aggregate market value of at least $120,000;

•	Each non-employee director is expected to meet the stock ownership target by April 1, 2009 or, if later, within two years after such director becomes a director of the Company;

•

Shares that count toward satisfaction of the stock ownership guideline include shares owned directly by the director, shares owned jointly by the director and his or her spouse, shares held by the director’s immediate family, and shares held in trust for the benefit of the director or a member of the director’s immediate family. Options or other rights to acquire stock do not count toward satisfaction of the guideline; and

•	Exceptions may be made by the Nominating and Governance Committee of the board of directors in the cases of financial hardship or court order.

CORPORATE GOVERNANCE

Board Matters

The board of directors has determined that directors Brian R. Bachman, John A. O’Steen, Garrett E. Pierce, MacDonell Roehm, Jr., Barry Waite and C. William Zadel are “independent” as defined by applicable listing standards of the Marketplace Rules of the NASDAQ Global Market and the Securities and Exchange Commission (“SEC”) rules. In fiscal 2007, the board of directors met five times, and met five times in executive session.

Each director attended all of the board and applicable committee meetings in fiscal 2007. From time to time, the board of directors acts by unanimous written consent as well. Directors are expected to attend the annual meeting of shareholders. All of the directors attended the 2007 annual meeting of shareholders.

Committees of the Board of Directors

The board of directors has a standing Audit Committee, a Management Development and Compensation Committee and Nominating and Governance Committee.

Committee Members

Audit Committee	Management Development and Compensation Committee	Nominating and Governance Committee

MacDonell Roehm, Jr. (Chair)	Brian R. Bachman (Chair)	C. William Zadel (Chair)

Garrett E. Pierce	John A. O’Steen	Brian R. Bachman

Barry Waite	C. William Zadel	MacDonell Roehm, Jr.

Audit Committee

The Audit Committee met 14 times during fiscal 2007. The board of directors has determined that all Audit Committee members are independent (as defined by the Marketplace Rules of the NASDAQ Global Market and Rule 10A-3(b)(1) under the Exchange Act). In addition, the board of directors has determined that MacDonell Roehm, Jr., Garrett E. Pierce and Barry Waite qualify as “audit committee financial experts” as defined by the SEC. The Audit Committee, among other things, appoints the Company’s independent registered public accountants to serve the following fiscal year, oversees their independence and meets with them to review the scope and results of the audit, considers comments made by the independent registered public accountants with respect to accounting procedures and internal controls and the consideration given thereto by the Company’s management, and reviews internal accounting procedures and controls with the Company’s financial management. The full responsibilities of the Audit Committee are set forth in its charter, a copy of which is posted on the Company’s website at www.kns.com.

Management Development and Compensation Committee

All members of the Management Development and Compensation Committee are independent directors (as defined in the Marketplace Rules of the NASDAQ Global Market and Rule 10A-3(b)(1) under the Exchange Act). The Management Development and Compensation Committee met 10 times during fiscal 2007. The principal duties of the Management Development and Compensation Committee are to establish the Company’s compensation policies, evaluate and approve compensation arrangements for the executive officers and senior managers of the Company (including establishing base salary, performance targets, eligibility, participation and award levels for incentive compensation plans), to administer the Company’s equity compensation plans and to oversee senior management succession and overall management development. The Management Development and Compensation Committee may form, and delegate its authority to, subcommittees, as it deems appropriate. The full responsibilities of the Management Development and Compensation Committee are set forth in its charter, a copy of which is posted on the Company’s website at www.kns.com.

While the Company’s Chief Executive Officer does not participate in the determination of compensation policies set by the Management Development and Compensation Committee, the Management Development and Compensation Committee consults with the Chief Executive Officer in determining compensation levels for each executive officer and takes into consideration the Chief Executive Officer’s assessment of the performance of each executive officer against the factors established by the Committee. The Committee does not consult with the Chief Executive Officer on his own compensation.

In fiscal 2007, the Management Development and Compensation Committee engaged Aon Consulting for advice in determining the compensation data from a peer group of companies that are in the same or similar industries as the Company, are similar to the Company in size, and that the Management Development and Compensation Committee has concluded are likely competitors with the Company for executives. See Compensation Discussion and Analysis beginning on page 10.

Nominating and Governance Committee

During fiscal 2007, the Nominating and Governance Committee was comprised of Messrs. C. William Zadel, Chairman, Brian R. Bachman and MacDonell Roehm, Jr. The board of directors has determined that each member of the Nominating and Governance Committee is independent (as defined by the Marketplace Rules of the NASDAQ Global Market and Rule 10A-3(b)(1) under the Exchange Act). The Nominating and Governance Committee met three times during fiscal 2007. The Nominating and Governance Committee is responsible for (i) establishing criteria for selecting new directors, (ii) identifying, screening and recruiting new directors, (iii) recommending nominees for director to the board and (iv) recommending to the board of directors a set of corporate governance policies for the Company.

Nominations for election as directors are determined by the board of directors after recommendation by the Nominating and Governance Committee. The Nominating and Governance Committee considers candidates for board membership suggested by its members, other board members, management and shareholders. Candidates who have been suggested by shareholders are evaluated in the same manner as other candidates. Any shareholder wishing to nominate a candidate for director must follow the procedures for submission of proposals set forth in the section of this proxy statement entitled “Shareholder Proposals.” Board candidates are considered based upon their business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders as well as their personal character, integrity, foresight and judgment. The full responsibilities of the Nominating and Governance Committee are set forth in its charter, a copy of which is posted on the Company’s website at www.kns.com. The Corporate Governance Guidelines of the Company are also posted on the Company’s website at www.kns.com.

Code of Ethics

The board of directors has adopted a Code of Ethics applicable to the Company’s senior financial officers, including the Company’s chief executive officer, chief financial officer, principal accounting officer or controller, or persons performing similar functions. The Company’s Code of Ethics for Senior Officers is available on the Company’s website at www.kns.com.

Shareholder Communications with Directors

The board of directors has implemented a process whereby shareholders may send communications directly to the board’s attention. Any shareholder desiring to communicate with the board of directors, or one or more specific members thereof, should communicate in writing addressed in care of the Secretary of the Company. The Secretary of the Company has been instructed by the board of directors to promptly forward all such communications to each director.

Management Development and Compensation Committee Interlocks and Insider Participation

No member of the Management Development and Compensation Committee (i) was, during fiscal 2007, or had previously been, an officer or employee of the Company or its subsidiaries nor (ii) had any material interest in a transaction of the Company or a business relationship with, or any indebtedness to, the Company, in each case that would require disclosure under applicable rules of the SEC. No other interlocking relationship existed between any member of the Management Development and Compensation

Committee or an executive officer of the Company, on the one hand, and any member of the compensation committee (or committee performing equivalent functions, or the full board of directors) or an executive officer of any other entity, on the other hand.

Certain Relationships and Related Transactions

There were no related party transactions in fiscal 2007. Under its charter, the Audit Committee of the board of directors is responsible for reviewing any proposed related party transaction. The Audit Committee has adopted a policy prohibiting related party transactions. The types of transactions covered by the policy include payments for products or services to or indebtedness to or from, related parties, as defined in Rule 404(a) of Regulation S-K under the Exchange Act.

Security Ownership of Certain Beneficial Owners

To the knowledge of the Company, the only persons or groups of persons (within the meaning of Section 13(d) of the Exchange Act) that owned beneficially more than 5% of the outstanding common shares of the Company as of December 3, 2007 were as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Barclay’s Global Investors, NA. (1) 45 Fremont Street San Francisco, California 94105	4,716,335	8.85%

Sonar Capital Management, LLC (2) 75 Park Plaza, 2nd Floor Boston, MA 02116	3,121,072	5.86%

Loomis Sayles & Co., L.P. (3) One Financial Center Boston, MA 02111	4,114,176	7.72%

1.

Based on the information provided pursuant to a statement on Schedule 13G filed with the SEC on January 23, 2007 by Barclays Global Investors, NA (“Barclays NA”), Barclays Global Fund Advisors (“Barclays Advisors”), Barclays Global Investors, Ltd (“Barclays Ltd”), Barclays Global Investors Japan Trust and Banking Company Limited (“Barclays Japan Banking”) and Barclays Global Investors Japan Limited (“Barclays Japan Limited”). According to the Schedule 13G, Barclays NA has sole voting power with respect to 2,661,025 shares and sole dispositive power with respect to 2,884,940 shares; Barclays Advisors has the sole voting power and dispositive power with respect to 1,795,038 shares; Barclays Ltd has sole voting power and dispositive power with respect to 36,357 shares; Barclays Japan Banking and Barclays Japan Limited do not have any dispositive or voting power; the principal business address of Barclays NA and Barclays Advisors is 45 Fremont Street, San Francisco California 94105; the principal business address of Barclays Ltd is Murray House, 1 Royal Mint Court, London, EC3N 4HH; and the principal business address of Barclays Japan Banking and Barclays Japan Limited is Ebisu Prime Square Tower 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-8402 Japan.

2.	Based on the information provided pursuant to a statement on Schedule 13G filed with the SEC on July 27, 2007. The shareholder reported that it has sole voting and dispositive power over 3,121,072 shares.

3.	Based on the information provided pursuant to a statement on Schedule 13G filed with the SEC on February 14, 2007. The shareholder reported that it has sole voting power over 3,497,669 shares, shared voting power over 176,396 shares and sole dispositive power over 4,114,176 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who beneficially own more than ten percent of the outstanding common shares, whom we refer to collectively as the “reporting persons,” to file reports of ownership and changes in ownership with the SEC, and to furnish the Company with copies of these reports.

Based solely on the Company’s review of the copies of these reports received by it and written representations received from certain of the reporting persons with respect to the filing of reports on Forms 3, 4 and 5, the Company believes that all such filings required to be made by the reporting persons for the fiscal year ended September 29, 2007 were made on a timely basis.

MANAGEMENT DEVELOPMENT AND

COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of Company’s board of directors has submitted the following report for inclusion in this Proxy Statement:

Our Management Development and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the Committee:

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

BRIAN R. BACHMAN, CHAIRMAN JOHN A. O’STEEN C. WILLIAM ZADEL

REPORT OF THE AUDIT COMMITTEE

The purpose of the Audit Committee is to monitor the integrity of the financial statements of the Company, review the Company’s internal accounting procedures and controls, oversee the independence, qualification and performance of the Company’s independent registered public accountants, and appoint the independent registered public accountants. The board of directors has determined that each member of the Audit Committee is independent (as defined in the Marketplace Rules of the NASDAQ Global Market and Rule 10A-3(b)(1) under the Exchange Act), has not participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years, and is able to read and understand fundamental financial statements. In addition, the board of directors has determined that three members of the Audit Committee during fiscal 2007, Garrett E. Pierce, MacDonell Roehm, Jr. and Barry Waite qualified as “audit committee financial experts” as defined by the SEC.

During fiscal 2007, the Audit Committee met with the senior members of the Company’s management team and the Company’s independent registered public accounting firm. The Audit Committee also met separately with the Company’s independent registered public accounting firm and separately with the Company’s Chief Financial Officer, Director of Internal Audit and General Counsel. At these meetings, the Audit Committee discussed financial management, accounting, internal controls and legal and compliance matters.

The Audit Committee has appointed (subject to ratification by the shareholders) PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2008 and reviewed with the Company’s financial management and the independent registered public accounting firm the overall audit scope and plans, the results of internal and external audit examinations, evaluations by the independent registered public accountants of the Company’s internal controls and the quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited financial statements included in the Company’s 2007 Annual Report with the Company’s management including, without limitation, a discussion of the quality and not just the acceptability of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, as well as in Management’s Discussion and Analysis of Results of Operations and Financial Condition. In addressing the reasonableness of management’s accounting judgments, members of the Audit Committee asked for and received management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and independent registered public accountants their general preference for conservative policies when a range of accounting options is available.

In its meeting with representatives of the independent registered public accounting firm, the Audit Committee asked for and received responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions included (i) whether there were any significant accounting judgments made by management in preparing the financial statements; (ii) whether, based on the auditors’ experience and their knowledge of the Company, the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements; and (iii) whether, based on their experience and their knowledge of the Company, they believe the Company has implemented internal controls and internal audit procedures that are appropriate for the Company.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications.” The Audit Committee also reviewed the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent registered public accountants their independence, and concluded that the nonaudit services performed by the independent registered public accountants are compatible with maintaining their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee relies on the work and assurances of (i) the Company’s management, which has the primary responsibility for financial statements and reports, and (ii) the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles and performing an audit and expressing an opinion on the effectiveness of internal control over financial reporting.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 29, 2007, filed with the SEC on December 11, 2007.

AUDIT COMMITTEE

MACDONELL ROEHM, JR., CHAIRMAN GARRETT E. PIERCE BARRY WAITE

AUDIT AND RELATED FEES

For the fiscal years ended September 29, 2007 and September 30, 2006, PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, billed the approximate fees set forth below:

	2007	2006
Audit Fees	$1,353,000	$1,448,000
Audit-Related Fees	$105,000	$112,000
Tax Fees	$46,000	$40,000
All Other Fees	$2,310	$0

Audit Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the performance of the integrated audit of the Company’s fiscal 2007 consolidated financial statements and internal control over financial reporting as of September 29, 2007, and assistance with and review of documents filed with the SEC, including the issuance of consents during fiscal 2007, were approximately $1,353,000. The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for the performance of the audit, review of the Company’s financial statements, assistance with and review of documents filed with the SEC, including the issuance of comfort letters and consents, and Section 404 attest services during fiscal 2006, were approximately $1,448,000.

Audit-Related Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for assurance and audit-related services during fiscal 2007 and 2006 were approximately $105,000 and $112,000, respectively. Audit-related fees for fiscal 2007 were primarily for matters related to the Company’s issuance of its 0.875% Convertible Subordinated Notes due 2012. Audit-related fees for fiscal 2006 were primarily for due diligence associated with the Company’s acquisition of Alphasem.

Tax Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for tax services during fiscal 2007 and 2006 were approximately $46,000 and $40,000, respectively. Tax related services for fiscal 2007 were primarily associated with the audit of a foreign subsidiary tax return. Tax related services for fiscal 2006 were associated with the audit of a foreign subsidiary tax return.

All Other Fees

The aggregate fees billed to the Company by PricewaterhouseCoopers LLP for all other services during fiscal 2007 and 2006 were approximately $2,310 and $0, respectively. During fiscal 2007, such fees were for non-audit services related to a research tool.

The Audit Committee has determined that the services provided by PricewaterhouseCoopers LLP as set forth herein are compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. The Company will not engage its independent registered public accounting firm to render audit or non-audit services unless, (i) the service and the related fee are specifically approved in advance by the Audit Committee or (ii) the Audit Committee pre-approves specifically described types of services that are expected to be provided to the Company by its independent registered public accounting firm during the fiscal year. Any pre-approval of specified types of services is subject to a maximum dollar amount. No fees were paid to the Company’s independent registered public accounting firm in fiscal 2007 that were not pre-approved in accordance with the Audit Committee’s policies and procedures.

SHAREHOLDER PROPOSALS

Proposals, including any nominations for director, which shareholders desire to have included in the Company’s proxy statement for the annual meeting of shareholders in 2009, pursuant to Exchange Act Regulation 14a-8, must be addressed to the Secretary of the Company and received by the Company on or before September 4, 2008. (At least 120 days prior to the date the Company’s proxy statement is released to shareholders in connection with the previous year’s annual meeting.)

SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting. The deadline for these proposals for the annual meeting is November 18, 2008 (45 calendar days prior to the date the Company’s proxy statement is released to shareholders in connection with the previous year’s annual meeting). If a shareholder gives notice of such a proposal after this deadline, the Company’s proxy agents will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at the annual meeting.

OTHER MATTERS

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by certain officers and employees of the Company personally or by written communication, telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. The Company has engaged The Proxy Advisory Group to assist in the solicitation of proxies and to provide related advice and informational support for a service fee and the reimbursement of customary disbursements, which are not expected to exceed $18,000 in the aggregate. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for their reasonable out-of-pocket and clerical expenses.

Although the Company knows of no items of business which will be presented at the annual meeting other than those described herein, the proxies solicited by the board will confer discretionary authority to the proxy agents with respect to any other matters which may come before the meeting to the extent permitted by the applicable rules of the SEC. In this regard, the Company intends to avail itself, until further notice, of the provisions of Rule 14a-4(c)(1) which grants the proxy agents discretionary authority to vote on any shareholder proposals presented at the meeting of which the Company has not received notice at least 45 days before the anniversary of the date on which the Company first mailed its proxy materials for last year’s annual meeting. The Company received no notice of any shareholder proposal by such date (which was November 19, 2007).

As permitted by the Exchange Act, we may deliver only one copy of the Notice to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the Notice. Shareholders residing at the same address may request delivery of only one copy of the proxy statement by directing a notice to the Director of the Investor Relations Department of the Company at the offices of the Company set forth on page 1 of the Notice. The Company will promptly deliver, upon oral or written request, a separate copy of the Notice to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies should also be directed to the Director of the Investor Relations Department of the Company at the offices of the Company set forth on page 1 of this proxy statement.

The Company, upon request, will furnish to record and beneficial holders of its common shares, free of charge, a copy of its Annual Report on Form 10-K (including financial statements and schedules but without exhibits) for fiscal 2007. Copies of exhibits to the Form 10-K also will be furnished upon request for a payment of a fee of $.50 per page. All requests should be directed to the Director of the Investor Relations Department of the Company at the offices of the Company set forth on page 1 of this proxy statement.

Electronic copies of the Company’s fiscal 2007 Annual Report, Form 10-K and proxy statement will be available on the website at :

http://www.kns.com/investors/proxy

We are not including the information contained on our website as a part of, or incorporating it by reference into, this proxy statement.

By Order of the Board of Directors SUSAN WATERS Secretary

January 2, 2008

APPENDIX A

KULICKE AND SOFFA INDUSTRIES, INC.

2008 EQUITY PLAN

WHEREAS, Kulicke and Soffa Industries, Inc. (the “Company”) desires to have the ability to award certain equity-based incentives to certain of the officers and other employees of the Company and its affiliates; and

NOW, THEREFORE, the Company hereby adopts the Kulicke and Soffa Industries, Inc. 2008 Equity Plan (the “Plan”) under the following terms and conditions:

1. Purpose. The Plan is intended to provide a means whereby the Company may grant ISOs, NQSOs, Restricted Stock, Performance Stock, and/or Share Unit Awards to Employees of the Company and certain of its Related Corporations. Thereby, the Company expects to attract and retain such individuals and to motivate them to exercise their best efforts on behalf of the Company and any Related Corporation.

2. Definitions.

(a) “Award” shall mean ISOs, NQSOs, Restricted Stock, Performance Stock, and/or Share Unit Awards awarded by the Committee to a Participant.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Cause” shall mean a termination of employment by reason of any dishonest or illegal act, or any willful refusal or failure to perform duties properly assigned to the Participant.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Management Development and Compensation Committee of the Board, which shall consist solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under section 16(b) of the Exchange Act, the requirements of section 162(m) of the Code, and Rule 4200(a)(15) of the Marketplace Rules of the Nasdaq Stock Market, Inc.)

(f) “Company” shall mean Kulicke and Soffa Industries, Inc., a Pennsylvania corporation.

(g) “Disability” shall mean separation from service as a result of a Participant’s “permanent and total disability,” as defined in section 22(e)(3) of the Code.

(h) “Employee” shall mean an employee of the Company or one of its Related Corporations.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” shall mean the following, arrived at by a good faith determination of the Committee and shall be:

(i) the quoted closing price, if there is a market for and there are sales of Shares on a registered securities exchange or in an over-the-counter market on the applicable date; or

(ii) with respect to ISOs, the weighted average of the quoted closing prices on the nearest date before and the nearest date after the applicable date, if there are no sales of Shares on the specified date but there are such sales on dates within a reasonable period both before and after the applicable date; or

(iii) with respect to ISOs, the mean between the bid and asked prices, as reported by the National Quotation Bureau on the applicable date, if actual sales are not available during a reasonable period beginning before and ending after the applicable date; or

(iv) such other method of determining fair market value as shall be authorized by the Code, or the rules and regulations thereunder, and adopted by the Committee, provided that with respect to NQSOs such method complies with Treas. Reg. § 1.409A-1(b)(5)(iv)(A).

Where the Fair Market Value of Shares is determined under (ii) above, the average of the closing prices on the nearest sales date before and the nearest date after the applicable date shall be weighted inversely by the respective numbers of trading days between the dates of reported sales and the applicable date (i.e., the valuation date), in accordance with Treas. Reg. §20.2031-2(b)(1) or any successor thereto.

(k) “Grant Letter” shall mean a written document evidencing the grant of an Award, as described in Section 10.1.

(l) “ISO” shall mean an Option which, at the time such Option is granted under the Plan, qualifies as an incentive stock option within the meaning of section 422 of the Code, unless the Grant Letter states that the Option will not be treated as an ISO.

(m) “More-Than-10-Percent Shareholder” shall mean any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of section 424(d) of the Code, Shares possessing more than 10 percent of the total combined voting power of all classes of Shares of the Company or of a Related Corporation.

(n) “NQSO” shall mean an Option that, at the time such Option is granted to a Participant, does not meet the definition of an ISO, whether or not it is designated as a nonqualified stock option in the Grant Letter.

(o) “Option” is an Award entitling the Participant on exercise thereof to purchase Shares at a specified exercise price.

(p) “Participant” shall mean an Employee who has been granted an Award under the Plan.

(q) “Performance Goals” shall mean goals deemed by the Committee to be important to the success of the Company or any of its Related Corporations. The Committee shall establish the specific measures for each such goal at the time an Award of Performance Stock is granted. In creating these measures, the Committee shall use the following business criteria: return on invested capital and revenue growth.

(r) “Performance Stock” shall mean an Award that entitles the recipient to receive Shares, without payment, following the attainment of designated Performance Goals.

(s) “Plan” shall mean the Kulicke and Soffa Industries, Inc. 2008 Equity Plan, as set forth herein and as may be amended from time to time.

(t) “Related Corporation” shall mean either a “subsidiary corporation” of the Company (if any), as defined in section 424(f) of the Code, or the “parent corporation” of the Company (if any), as defined in section 424(e) of the Code.

(u) “Retirement” shall mean, for purposes of this Plan, an Employee’s retirement from the Company and all Related Corporations at or after attaining age 50 and completing at least three years of employment with the Company and its Related Corporations, provided the sum of the Employee’s age and years of employment with the Company and its Related Corporations equals or exceeds 60. The Chief Executive Officer, the Vice President Human Resources and the Chief Financial Officer each shall have the authority to grant requests for termination on account of Retirement under the Plan if the age and employment requirements for Retirement are met; provided, however, if there is any question whether a Participant who is subject to section 16 of the Securities Exchange Act has met such requirements, the Committee shall make the determination as to whether the requirements are met.

(v) “Restricted Stock” shall mean Shares subject to restrictions determined by the Committee pursuant to Section 7.4.

(w) “Securities Act” shall mean the Securities Act of 1933, as amended.

(x) “Share Unit Award” is an Award which entitles the Participant to receive Shares or which is valued in whole or in part, or is otherwise based on, Shares as described in Section 7.3.

(y) “Shares” shall mean shares of common stock of the Company, no par value.

3. Administration.

(a) The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. Acts approved by a majority of the members of the Committee at which a quorum is present, or acts without a meeting reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee for purpose of this Plan. Any authority of the Committee (except for the authority described in subsection (b)(i)-(iv) and (vii) below which may only be exercised by the Committee or its delegate as described in subsection (viii)) may be delegated to a Plan administrator.

(b) The Committee shall have the authority:

(i) to select the Employees to be granted Awards under the Plan and to grant such Awards at such time or times as it may choose;

(ii) establish performance metrics;

(iii) to determine the type and size of each Award, including the number of Shares subject to the Award;

(iv) to determine the terms and conditions of each Award;

(v) to amend an existing Award in whole or in part as described in Section 9(c) of the Plan (including the extension of the exercise period for any NQSO, provided the extension or any other amendment or modification does not subject the NQSO to Code section 409A), except that the Committee may not lower the exercise price of any Option;

(vi) to adopt, amend and rescind rules and regulations for the administration of the Plan;

(vii) to interpret the Plan and decide any questions and settle any controversies that may arise in connection with it;

(viii) to adopt such modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as may be necessary to comply with the laws and regulations of other countries in which the Company and its Related Corporations operate in order to assure the viability of Awards granted under the Plan to individuals in such other countries; and

(ix) to delegate to the Chief Executive Officer and/or to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may make any awards or determinations regarding grants to employees who are subject to Section 16 of the Exchange Act.

Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, shall be conclusive and shall bind all parties. Nothing in this subsection (b) shall be construed as limiting the power of the Committee to make the adjustments described in Sections 8.4 and 8.5.

4. Effective Date and Term of Plan.

(a) Effective Date. The Plan was adopted by the Board on November 29, 2007, subject to the approval of the Shareholders of the Company pursuant to Section 9(b). The Plan shall become effective on February 12, 2008 (the date the Shareholders approved the Plan). Notwithstanding the foregoing, no Awards shall be granted under the Plan before October 1, 2008.

(b) Term of Plan for ISOs. No ISO may be granted under the Plan on or after February 12, 2018 (the 10-year anniversary of the effective date of the Plan), but ISOs previously granted may extend beyond that date. Awards other than ISOs may be granted after that date.

5. Shares Subject to the Plan.

(a) The aggregate number of Shares that may be delivered under the Plan is 3,900,000; provided, however, that each Share granted with respect to Performance Stock, Restricted Stock or a Share Unit Award shall reduce the aggregate number of Shares that may be delivered pursuant to Options granted under the Plan by 1.5 Shares. The aggregate number of shares that may be delivered under the Plan with respect to ISOs is 3,900,000. Further, the maximum number of shares with respect to which Awards may be granted to any Employee under the Plan may not exceed 500,000 Shares per fiscal year of the Company.

(b) The limits described in subsection (a) shall be subject to the adjustment described in Section 8.4. Shares delivered under the Plan may be authorized but unissued Shares or reacquired Shares, and the Company may purchase Shares required for this purpose, from time to time, if it deems such purchase to be advisable. Any Shares still subject to an Option which expires or otherwise terminates for any reason whatever (including, without limitation, the surrender thereof) without having been exercised in full and any Shares still subject to an Award that is forfeited shall continue to be available for Awards under the Plan.

6. Eligibility. All Employees of the Company or any Related Corporation shall be eligible to receive Awards under the Plan (including any directors of the Company who are also officers or employees). More than one Award may be granted to an Employee under the Plan.

7. Types of Awards.

7.1 Performance Stock; Performance Goals.

(a) Grant. The Committee, in its discretion, may grant Performance Stock to any Employee, conditioned upon the meeting of designated Performance Goals. The Committee shall determine the number of Shares of Performance Stock to be granted.

(b) Performance Period and Performance Goals. When Performance Stock is granted, the Committee shall establish the performance period during which performance shall be measured, the Performance Goals, and such other conditions of the Award as the Committee deems appropriate.

(c) Delivery of Performance Stock. At the end of each performance period, the Committee shall determine to what extent the Performance Goals and other conditions of the Award have been met and the number of Shares, if any, to be delivered with respect to the Award. Provided the Committee determines that the Performance Goals and other conditions have been met, in whole or in part, entitling the Employee to Shares, such Shares shall be delivered no later than the 15th day of the third month following the end of the calendar year in which the Performance Stock is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code).

7.2 Options.

(a) General. The Committee may grant Options to purchase Shares under the Plan, and may determine the number of Shares to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Committee intends to be an ISO may only be granted to Employees of the Company or of any present or future Related Corporation, and shall be subject to and shall be construed consistently with the requirements of section 422 of the Code. The Company shall have no liability to a Participant, or to any other party, if an Option (or any part thereof) that is intended to be an ISO is not an ISO or for any action taken by the Committee pursuant to Section 9(c), including without limitation the conversion of an ISO to an NQSO.

(c) $100,000 Limit. The aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limit to be exceeded, ISOs shall be taken into account in the order granted. The annual limits set forth above for ISOs shall not apply to NQSOs.

(d) Exercise Price. The Committee shall establish the exercise price of each Option and specify such exercise price in the applicable Grant Letter. The exercise price of an Option for a Share shall not be less than 100% (110% in the case of an ISO granted to a More-Than-10-Percent Shareholder) of the Fair Market Value of a Share on the date the Option is granted.

(e) Duration of Options. Each Option shall expire not later than 10 years from the date of grant (5 years in the case of an ISO granted to a More-Than-10-Percent Shareholder) and shall otherwise be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Grant Letter.

(f) Exercise of Options. Options shall become exercisable at such time or times, and on such conditions, as the Committee may specify. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Committee together with payment in full as specified in Section 7.2(g) for the number of Shares for which the Option is exercised (except that, in the case of an exercise arrangement approved by the Committee and described in subsection (g)(ii) below, payment may be made as soon as practicable after the exercise). Only full Shares shall be issued under the Plan, and any fractional Share that might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

(g) Payment Upon Exercise. Shares purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i) in cash or by check (acceptable to the Committee), bank draft, or money order payable to the order of the Company;

(ii) except as the Committee may otherwise provide in a Grant Letter, by effecting a “cashless exercise” through a broker which entails (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iii) when the Shares are registered under the Exchange Act, by delivery of Shares owned by the Participant and valued at their Fair Market Value, provided (A) such method of payment is then permitted under applicable law, (B) such Shares, if acquired directly from the Company, were owned by the Participant for such minimum period of time, if any, as may be established by the Committee in its discretion, and (C) such Shares are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; or

(iv) by any combination of the above permitted forms of payment.

(h) Limitation on Repricing. Notwithstanding any provision of this Plan to the contrary (other than Sections 8.4 and 8.5), the option price of an outstanding Option shall not, without the prior approval of the Company’s Shareholders, be reduced whether through amendment, cancellation, replacement grants, or other similar means; provided, however, that this shall not preclude the grant, in accordance with the provisions of this Plan, of additional Options: (1) not in replacement, in whole or in part, of cancelled Options, or (2) following expiration of Options.

7.3 Share Unit Awards. Awards that are valued in whole, or are otherwise based on Shares may be granted hereunder to Employees (“Share Unit Awards”), including Awards subject to service conditions or achievement of Performance Goals as provided in the Grant Letter. Share Unit Awards are in lieu of Performance Stock Awards, typically for awards outside the United States where grants of Performance Stock are restricted or prohibited by local laws. Such Share Unit Awards may be paid in Shares or cash, as the Committee shall determine in the applicable Grant Letter. Subject to the provisions of the Plan, the Committee shall determine the conditions of each Share Unit Award, including any purchase price applicable thereto. Provided the Committee determines that the Performance Goals and/or service conditions have been met, in whole or in part, entitling the Employee to Shares or cash, such Shares or cash shall be delivered no later than the 15th day of the third month following the end of the calendar year in which such Share Unit Award, or any portion thereof, is no longer subject to a substantial risk of forfeiture (as defined in section 409A of the Code). In no event may a Share Unit Award be granted that results in a deferral of compensation subject to section 409A of the Code.

7.4 Restricted Stock Awards.

(a) Grant Requirements. Restricted Stock may be issued or transferred for no consideration.

(b) Shareholder Rights. Each Participant who receives Restricted Stock shall have all of the rights of a shareholder with respect to such Restricted Stock, subject to the restrictions set forth in subsection (c), including the right to vote the Restricted Stock and receive dividends and other distributions. Any Shares or other securities received by a Participant with respect to Restricted Stock as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock. Any cash dividends with respect to a Participant’s Restricted Stock shall be paid to the Participant at the same time as such dividends are paid to other shareholders. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Participant has satisfied any federal, state and local tax withholding obligations applicable to such shares.

(c) Restrictions. Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of.

(d) Lapse of Restrictions. The restrictions described in subsection (c) shall lapse at such time or times, and on such service-based conditions as the Committee may specify.

(e) Notice of Tax Election. Any Participant making an election under section 83(b) of the Code for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within ten days of the filing of such election with the Internal Revenue Service.

8. Events Affecting Outstanding Awards.

8.1 Options.

(a) Termination of Employment (Other Than by Death or Disability). If a Participant ceases to be an employee of any of the Company and its Related Corporations for any reason other than death or Disability, all Options held by the Participant that were not exercisable immediately prior to the Participant’s termination of employment shall terminate at that time. Any Options that were exercisable immediately prior to the termination of employment will continue to be exercisable for three months and shall thereupon terminate, unless the Grant Letter provides by its terms for immediate termination or for termination in less than three months in the event of termination of employment in specific circumstances. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section. For purposes of this subsection (a), a termination of employment shall not be deemed to have resulted by reason of a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee.

Notwithstanding the foregoing, if a Participant’s employment is terminated for Cause, all Options held by such Participant shall terminate concurrently with receipt by the Participant of oral or written notice that his or her employment has been terminated.

(b) Retirement. If a Participant’s employment is terminated by reason of his or her Retirement, prior to the expiration date fixed for his or her Options, such Options shall fully vest on the date of the Participant’s Retirement and may be exercised by the Participant at any time prior to the earlier of:

(i) The expiration date specified in such Option; or

(ii) One year after the date of such Retirement.

(c) Death or Disability. If a Participant dies or incurs a Disability, all Options held by the Participant immediately prior to death or Disability, as the case may be, shall fully vest on the date of the Participant’s death or Disability and may be exercised by the Participant or by the Participant’s legal representative (in the case of Disability), or by the Participant’s executor or administrator or by the person or persons to whom the Option is transferred by will or the laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant’s death or Disability (or such shorter or longer period as the Committee may determine, provided any extension does not subject the Option to Code section 409A), and shall thereupon terminate. In no event, however, shall an Option remain exercisable beyond the latest date on which it could have been exercised without regard to this Section.

8.2 Performance Stock and Share Unit Awards.

(a) Termination of Employment (Other Than by Death or Disability). If a Participant ceases to be an employee of any of the Company and its Related Corporations for any reason other than death or Disability, all Performance Stock and Share Unit Awards to which the Participant was not irrevocably entitled prior to the termination of employment shall be forfeited and the Award canceled as of the date of such termination of employment. A Participant becomes irrevocably entitled to Performance Stock and to Share Unit Awards based on achievement of Performance Goals and other conditions when the Performance Goals and other conditions have been met provided the Participant is employed on the last day of the performance period or, if later, when such other conditions are met and to Share Unit Awards subject to service conditions when such service conditions are met.

(b) Death or Disability. Any Performance Stock or Share Unit Awards requiring the attainment of Performance Goals awarded to such Participant in which the Participant has not vested shall, at death or Disability, be prorated based on the number of full months in the performance period prior to death or Disability, e.g., if a Participant becomes Disabled 25 months into a 36-month performance period, he would be eligible to receive 25/36th of any award amount that he would otherwise have received based on the Performance Goals attained at the end of the performance period and shall receive payment at the time specified in Section 7.1 or Section 7.3, as applicable. Share Unit Awards subject to service conditions only shall fully vest upon death or Disability and shall receive payment at the time specified in Section 7.3.

(c) Retirement. Any Performance Stock or Share Unit Awards requiring the attainment of Performance Goals awarded to such Participant in which the Participant has not vested shall, at Retirement, be prorated based on the number of full months in the performance period prior to Retirement, e.g., if a Participant retires 25 months into a 36-month performance period, he would be eligible to receive 25/36th of any award amount that he would otherwise have received based on the Performance Goals attained at the end of the performance period and shall receive payment at the time specified in Section 7.1 or Section 7.3, as applicable.

8.3 Restricted Stock. If the Participant terminates employment for any reason, Restricted Stock must be forfeited to the Company.

8.4 Capital Adjustments. The maximum number of Shares that may be delivered under the Plan, and the maximum number of Shares with respect to which Awards may be granted to any Employee under the Plan, both as stated in Section 5, and the number of Shares issuable upon the exercise or vesting of outstanding Awards under the Plan (as well as the exercise price per Share under outstanding Options and the purchase price per Share, if any, under a Share Unit Award) shall be proportionately adjusted to reflect any increase or decrease in the number of issued Shares resulting from a subdivision (share-split), consolidation (reverse split), stock dividend, or similar change in the capitalization of the Company. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Awards (and a straight mathematical adjustment of the exercise price per Share under outstanding Options and the purchase price per Share, if any, under a Share Unit Award) the Committee shall make adjustments to reflect most nearly such straight mathematical adjustments. Such adjustments shall be made only as necessary to maintain the proportionate interest of Participants, and preserve, without exceeding, the value of Awards. For purposes of this Section 8.4, Restricted Stock shall be treated in the same manner as issued Shares not subject to restrictions.

8.5 Certain Corporate Transactions.

(a) In the event of a corporate transaction (as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, and including a “Change in Control” as defined in Section 8.6), each outstanding Award shall be assumed by the surviving or successor entity; provided, however, that in the event of a proposed corporate transaction, the Committee may terminate all or a portion of any outstanding Award, if it determines that such termination is in the best interests of the Company. If the Committee decides to terminate outstanding Options, the Committee shall give each Participant holding an Option to be terminated not less than ten (10) days’ notice prior to any such termination, and any Option that is to be so terminated shall become fully exercisable and may be exercised up to, and including the date immediately preceding such termination. Further, the Committee, in its discretion, may (i) accelerate, in whole or in part, the vesting of any Options, (ii) accelerate the delivery of any Performance Stock, in whole or in part, even though the associated Performance Goals have not been met, (iii) accelerate, in whole or in part, the vesting and payment of Share Unit Awards, or (iv) accelerate, in whole or in part, the vesting of any Restricted Stock.

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a “modification” under section 424(h) of the Code unless the Participant consents to the change, and in the case of an NQSO, such change would not constitute a modification under Section 409A of the Code.

(b) With respect to an outstanding Award held by a Participant who, following the corporate transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in such transaction or an affiliate of such an entity, the Committee may, in lieu of the action described in subsection (a) above, arrange to have such surviving or acquiring entity or affiliate grant to the Participant a replacement award which, in the judgment of the Committee, is substantially equivalent to the Award.

8.6 Effect of Change in Control. Notwithstanding any other provision of this Plan, upon a Change in Control all outstanding Options, Performance Stock, Share Unit Awards and Restricted Stock shall become fully vested. Upon vesting, the Committee shall cause the immediate delivery of the Shares attributable to the Performance Stock and the immediate payment, whether in Shares or cash as provided in the Grant Letter, of the Share Unit Awards. A “Change in Control” shall mean any of the following events:

(a) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any “Person” (as such term is used for purposes of section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that any such acquisition approved by two-thirds of the Incumbent Board (as hereinafter defined) shall not be deemed to be a Change in Control;

(b) The individuals who, as of January 1, 2007, are members of the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least two-thirds of the Board of Directors; provided, however, that if the election, or nomination for election by the shareholders, of any new director was approved by a vote of at least two-thirds of the members of the Board of Directors who constitute Incumbent Board members, such new directors shall for all purposes be considered as members of the Incumbent Board as of January 1, 2007; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c) Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

(d) Acceptance of shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not own, directly or indirectly, immediately following such share exchange more than 50% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.

9. Amendment or Termination of the Plan and Awards.

(a) Amendment or Termination of Plan. The Board or the Committee, pursuant to a written resolution, may from time to time amend, suspend or terminate the Plan, except that, without the approval of the shareholders (given in the manner set forth in subsection (b) below) –

(i) no amendment may be made that would –

(A) change the class of employees eligible to participate in the Plan with respect to ISOs;

(B) except as permitted under Section 8.4, increase the maximum number of Shares with respect to which ISOs may be granted under the Plan; or

(C) extend the duration of the Plan under Section 4(b) with respect to any ISOs granted hereunder; and

(ii) no amendment may be made that would constitute a modification of the material terms of the “performance goal(s)” within the meaning of Treas. Reg. § 1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with section 162(m) of the Code is desired).

Notwithstanding the foregoing, no such amendment, suspension or termination of the Plan shall materially impair the rights of any Participant holding an outstanding Award without the consent of such Participant.

(b) Manner of Shareholder Approval. The approval of shareholders must be effected by the affirmative votes of holders of at least a majority of the shares present, or represented, and entitled to vote at a duly held meeting of shareholders of the Company.

(c) Amendment of Awards. The Committee, except as provided in Section 3(b)(v) and 8.5(a) and subject to the limitation on repricing Options as provided in Section 7.2(h) may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type and converting an ISO to an NQSO, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant. Notwithstanding the foregoing, the Committee may not amend or modify an Award to accelerate the vesting of any Option, Performance Stock, Share Unit Award or Restricted Stock, except as provided in Section 8.5(a). Notwithstanding anything to the contrary set forth herein, without the consent of any Participant, the Committee may reduce the number of Shares or Share Units to be awarded upon attainment or failure to attain Performance Goals at the end of the performance period if the Committee determines that the achievement of the Performance Goals which were established at the time the Performance Stock Award or Share Unit Award was granted was the result of an unanticipated and unusual event (or events) beyond the Company’s control.

10. Miscellaneous.

10.1 Documentation of Awards. Awards shall be evidenced by such written documents (“Grant Letters”) as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters, or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

10.2 Rights as a Shareholder. Except as specifically provided by the Plan or a Grant Letter, the receipt of an Award shall not give a Participant rights as a shareholder; instead, the Participant shall obtain such rights, subject to any limitations imposed by the Plan or the Grant Letter, upon the actual receipt of Shares.

10.3 Conditions on Delivery of Shares. The Company shall not deliver any Shares pursuant to the Plan or remove restrictions from Shares previously delivered under the Plan (i) until all conditions of the Award have been satisfied or removed, (ii) until all applicable Federal and state laws and regulations have been complied with, and (iii) if the outstanding Shares are at the time of such delivery listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange. If an Award is exercised by the Participant’s legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

10.4 Registration and Listing of Shares. If the Company shall deem it necessary to register under the Securities Act or any other applicable statute any Shares purchased under this Plan, or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases and grants of Shares hereunder shall be postponed as necessary pending any such action.

10.5 Compliance with Rule 16b-3. All elections and transactions under this Plan by persons subject to Rule 16b-3, promulgated under section 16(b) of the Exchange Act, or any successor to such Rule, are intended to comply with at least one of the exemptive conditions under such Rule. The Committee shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Committee may deem necessary or appropriate.

10.6 Tax Withholding.

(a) Obligation to Withhold. The Company shall withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all Federal, state, and local withholding tax requirements, including the withholding tax requirements of any jurisdiction outside of the United States (the “Withholding Requirements”). In the case of Performance Stock, Share Unit Awards (pursuant to which Shares may be delivered) or Restricted Stock, the Committee may require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the Withholding Requirements, or make other arrangements satisfactory to the Committee with regard to such Withholding Requirements, prior to the delivery or vesting of any Shares.

(b) Election to Withhold Shares. The Committee, in its discretion, may permit or require the Participant to satisfy the withholding requirements, in whole or in part, by electing to have the Company withhold Shares (except with respect to Restricted Stock in which an election is made as described in Section 7.4(e)), or by returning previously acquired Shares to the Company; provided, however, that the Company may limit the number of Shares withheld to satisfy the Withholding Requirements to the extent necessary to avoid adverse accounting consequences. Shares shall be valued, for purposes of this subsection (b), at their Fair Market Value (determined as of the date an amount is includible in income by the Participant (the “Determination Date”), rather than the date of grant). If Shares acquired by the exercise of an ISO are used to satisfy the Withholding Requirements, such Shares must have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code as of the Determination Date. The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this Section.

10.7 Transferability of Awards. No ISO may be transferred other than by will or by the laws of descent and distribution. No other Award may be transferred, except to the extent permitted in the applicable Grant Letter. During a Participant’s lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant’s incapacity, by the person or persons legally appointed to act on the Participant’s behalf).

10.8 Registration. If the Participant is married at the time Shares are delivered and if the Participant so requests at such time, the certificate or certificates for such Shares shall be registered in the name of the Participant and the Participant’s spouse, jointly, with right of survivorship.

10.9 Acquisitions. Notwithstanding any other provision of this Plan, Awards may be granted hereunder in substitution for awards held by employees of other corporations who are about to, or have, become Employees as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or a Related Corporation. The terms of the substitute Awards so granted may vary from the terms set forth in this Plan to such extent as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted; provided, however, that no Option shall be granted for less than Fair Market Value as of the date of grant and no Award shall be granted which would be subject to section 409A of the Code.

10.10 Employment Rights. Neither the adoption of the Plan nor the grant of Awards will confer on any person any right to continued employment by the Company or any of its Related Corporations or affect in any way the right of any of the foregoing to terminate an employment relationship at any time.

10.11 Indemnification of Board and Committee. Without limiting any other rights of indemnification that they may have from the Company or any of its Related Corporations, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any bona fide claim, action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan or any Award granted thereunder, in their capacity as a member of the Board or Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or Pennsylvania law.

10.12 Application of Funds. Any cash proceeds received by the Company from the sale of Shares pursuant to Awards granted under the Plan shall be added to the general funds of the Company. Any Shares received in payment for additional Shares upon exercise of an Option shall become treasury stock.

10.13 Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws) shall govern the operation of, and the rights of Employees under, the Plan and Awards granted hereunder. This Plan is intended to be exempt from the requirements of section 409A of the Code and is to be construed and interpreted in accordance with section 409A of the Code to that end.

IN WITNESS WHEREOF,                      has caused this Plan to be duly executed this                      day of             , 2008.

By:

Title:

Kulicke & Soffa Industries, Inc.

1005 Virginia Drive, Fort Washington, PA 19034

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 12, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF THE DIRECTORS

The shareholder signing this proxy card hereby appoints C. Scott Kulicke, Maurice E. Carson and David J. Anderson, and each of them, with full power of substitution in each, proxies to vote all the shares of common stock of Kulicke & Soffa Industries, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held February 12, 2008 and at any adjournments thereof, upon the matters stated on the reverse side, as specified and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxy will be voted FOR proposals 1, 2 and 3.

THE ANNUAL MEETING OF SHAREHOLDERS OF KULICKE AND SOFFA INDUSTRIES, INC. (the “Company”) will be held on Tuesday, February 12, 2008, at 4:30 p.m. at the Hilton Garden Inn Fort Washington, 530 Pennsylvania Ave., Fort Washington, Pennsylvania.

The Board of Directors has fixed the close of business on December 14, 2007 as the record date for the determination of holders of common shares entitled to notice of and to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting, but whether or not you expect to attend the annual meeting in person, we encourage you to vote promptly. You may vote the shares using a toll-free telephone number, over the Internet, or, if you requested a paper copy of the proxy card, by signing and dating it and returning it promptly. If you attend the annual meeting, you may (but do not have to) revoke your proxy and vote in person.

By Order of the Board of Directors SUSAN WATERS Secretary January 2, 2008

KULICKE & SOFFA INDUSTRIES, INC. 1005 VIRGINIA DRIVE FORT WASHINGTON, PA 19034

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by Kulicke & Soffa Industries, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kulicke & Soffa Industries, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KULIC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KULICKE & SOFFA INDUSTRIES, INC.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.
Vote On Director		For	Withhold	Do Not Use

1.	Election of Director to serve until the 2012 Annual Meeting.

	Nominee:	☐	☐	☐

01) Mr. Brian R. Bachman

		For	Against	Abstain
Vote On Proposals

2.	Approval of our 2008 Equity Plan;	☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2008; and	☐	☐	☐

4.	Transaction of such other business as may properly come before the annual meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date